FRANCHISE AGREEMENT PROCESSING FORM

Franchisee

Name: Michelle Blaney

Address: 8819 - 160 ave
Edmonton, AB T52-3J1

Home Phone 1-780-478-7417

Cell

Email mmblaney @ shaw.ca

Territory:

Master's Canada

AGREEMENT CHECK LIST

InHouse 81K

1	Consultant Received Agreements and Check	Christian	12-1
2	Copy Check & Fact Sheet		12-1
2	Legal Deparment Review of Agreements		12-1
3	Steve or Rick Sign Off on Agreements		12-1-05
4	Copy of Fact Sheet to MIS Department		12-1
5	Agreement and Commission Request to Conny Include Commision breakout:		12-4

Note: A) No commissions will be paid until all boxes are initialed by the proper Department Heads

B) Leave a copy of the Fact Sheet with a copy of the check on it with each Department Head

C) Send e-mail notice to Corp-Office and Area Developers when completed

CORPORATE ACCESS NUMBER: 2011578545

Alberta

BUSINESS CORPORATIONS ACT

CERTIFICATE

OF

INCORPORATION

1157854 ALBERTA LTD.
WAS INCORPORATED IN ALBERTA ON 2005/03/11.

Articles of Incorporation
For
1157854 ALBERTA LTD.

Share Structure:	100 COMMON SHARES
Share Transfers Restrictions:	NONE
Number of Directors:	
Min Number of Directors:	1
Max Number of Directors:	5
Business Restricted To:	NONE
Business Restricted From:	NONE
Other Provisions:	NONE

Registration Authorized By: MICHELLE BLANEY
DIRECTOR

Incorporate Alberta Corporation - Registration Statement

Service Request Number: 7071533
Alberta Corporation Type: Numbered Alberta Corporation
Legal Entity Name: 1157854 ALBERTA LTD.
French Equivalent Name:
Nuans Number:
Nuans Date:
French Nuans Number:
French Nuans Date:

REGISTERED ADDRESS
Street: 8819 160 AVE
Legal Description:
City: EDMONTON
Province: ALBERTA
Postal Code: T5Z 3J1

RECORDS ADDRESS
Street: 8819 160 AVE
Legal Description:
City: EDMONTON
Province: ALBERTA
Postal Code: T5Z 3J1

ADDRESS FOR SERVICE BY MAIL
Post Office Box:
City:
Province:
Postal Code:
Internet Mail ID:

Share Structure: 100 COMMON SHARES
Share Transfers Restrictions: NONE
Number of Directors:
Min Number Of Directors: 1
Max Number Of Directors: 5
Business Restricted To: NONE
Business Restricted From: NONE
Other Provisions: NONE

Professional Endorsement Provided:
Future Dating Required:
Registration Date: 2005/03/11

Director

Last Name: BLANEY
First Name: MICHELLE
Middle Name:
Street/Box Number: 8819 160 AVE
City: EDMONTON
Province: ALBERTA
Postal Code: T5Z 3J1
Country:
Resident Canadian: Y

Attachment

No Records returned

Registration Authorized By: MICHELLE BLANEY
DIRECTOR

Copy for Prospective Franchisee/Guarantors

SCHEDULE "G"

RECEIPT

THIS DISCLOSURE DOCUMENT SUMMARIZES CERTAIN PROVISIONS OF THE FRANCHISE AGREEMENT AND OTHER INFORMATION IN PLAIN LANGUAGE. READ THIS DISCLOSURE DOCUMENT AND ALL AGREEMENTS CAREFULLY.

IF **PLANET BEACH FRANCHISING CORPORATION** OFFERS YOU A FRANCHISE, IT MUST PROVIDE THIS DISCLOSURE DOCUMENT (INCLUDING A FRANCHISE AGREEMENT AND ALL OTHER RELATED DOCUMENTATION) TO YOU NOT LESS THAN 14 DAYS BEFORE THE EARLIER OF:

1. YOU SIGNING THE FRANCHISE AGREEMENT OR ANY OTHER AGREEMENT RELATING TO THE FRANCHISE; AND
2. YOU PAYING ANY CONSIDERATION RELATING TO THE FRANCHISE.

IF **PLANET BEACH FRANCHISING CORPORATION** DOES NOT DELIVER THIS DISCLOSURE DOCUMENT ON TIME OR IF IT CONTAINS A MISREPRESENTATION, A VIOLATION OF ONTARIO LAW MAY HAVE OCCURRED AND YOU SHOULD THEN CONSULT YOUR PROFESSIONAL ADVISORS.

I HAVE RECEIVED A DISCLOSURE DOCUMENT WHICH INCLUDES THE FOLLOWING AS AT THE DATE SET OUT BELOW:

Schedule "A"	-	Litigation
Schedule "B"	-	Financial Statements
Schedule "C"	-	Franchise, Multi-Unit and Master Franchise Agreements and Exhibits
Schedule "D"	-	Operations Manual Table of Contents
Schedule "E"	-	List of Master Franchisees, Area Representatives and Franchisees
Schedule "F"	-	List of Terminated, Cancelled, Not Renewed Master Franchisees, Area Representatives and Franchisees
Schedule "G"	-	Receipt by Franchisee or Master Franchise

PROSPECTIVE
FRANCHISEE/GUARANTORS

Signature: [signature]

Print
Name: Michelle Blaney

Date:
14 Nov '05

Signing for:- 1157854 MB Ltd.

Signature: Mark Blaney

Print Name: MARK. F. BLANEY

Date: 14th Nov 2005

SIGNING FOR 1157854 AB LTD.

Copy for PLANET BEACH FRANCHISING CORPORATION

PBFC MASTER FRANCHISE AGREEMENT

SUMMARY PAGES

These pages summarize the attached Master Franchise Agreement, the details of which will control in the event of any conflict:

Address for Notice Purposes:

Planet Beach Franchising Corporation
5161 Taravella Road
Marrero, LA 70072

Sub-Franchisor 1157884 AB LTD - Michelle Blaney

Development Schedule:

I.Development Period	Franchised Business to Be Open and in Operation During the Development Period	Cumulative Total Number of Franchised Businesses to be Open and In Operation
0	Date of execution to December 31, 2005	0
1	First calendar year after the Effective Date	4
2	Second calendar year after the Effective Date	8
3	Third calendar year after the Effective Date	14
4	Fourth calendar year after the Effective Date	20
5	Every Calendar year thereafter until market saturation	26

Effective Date: 27 November 2005
Initial Master Franchise Fee: $U.S. $81,000
Extension Fee: $U.S.10,000
Initial Franchised Business Fee:
Base Minimum Sales:
Governing Law: Province of Alberta

Franchised Business Owned and Operated By:	A.Initial Franchised Business Fee for Each Franchise Agreement
Controlled Franchisee	30%
Unaffiliated Franchisee	

Continuing Royalties:

Type of Franchised Business	B.Royalty Fees For Each Franchise Agreement
Controlled Franchisees and Unaffiliated Franchisee Franchised Business	30%

Initial Manager(s): ______________________

Language: English

Sub-Franchisor:
A corporation to be formed under the TERRITORY (WE SUGGEST FORMING THE ENTITY THAT WILL OPERATE THE MASTER FRANCHISE AGREEMENT IN ADVANCE OF EXECUTING THIS AGREEMENT; IT IS NOT ADVISABLE TO ASSIGN OR TRANSFER THE RIGHTS UNDER THIS AGREEMENT TO THE ENTITY AFTER THE EXECUTION OF THE AGREEMENT).

Street and Number: 8819-160 ave
City, Province and Area Code: Edmonton, AB, T5Z-3J1
Phone Number: 1-780-478-7417
Facsimile Number:
E-Mail Address: mmblaney@shaw.ca

Territory: Province of Alberta

Marks: PLANET BEACH

Planet Beach Franchising Corporation

By: ______________________

Mark F. Blaney

Sub-Franchisor (CORPORATION)

By: Michelle Blaney as director of 1157851 AB Ltd
Director Title
1157851 AB Ltd.

MASTER FRANCHISE AGREEMENT

THIS MASTER FRANCHISE AGREEMENT (the "Agreement") is made as of this 27 day of Nov., 2005 between Planet Beach Franchising Corporation ("PBFC") with an address of 5161 Taravella Road Marrero, LA 70072, and Michelle Blaney, an individual with an address of 8819-16 Ave, Ed AB, T5Z-3J1 ("Sub-Franchisor").

BACKGROUND

A. Through the expenditure of money, time and effort, PBFC has developed a distinct and proprietary method business format for the operation of tanning salons (the "System"), the distinguishing characteristics of which include proprietary operating procedures and standards and specifications for products and services, as amended from time to time in PBFC's sole discretion.

B. The System is identified by proprietary trade-marks, trade dress, logos and other indicia of origin including, without limitation, the trade name and trade-mark "Planet Beach" (the "Marks");

C. PBFC licenses the right to third parties to use and sublicense the right to use the Marks and the System internationally;

D. PBFC continues to develop, expand, use, control and add to the Marks and System for the benefit and exclusive use of itself and its franchisees in order to identify for the public the source of products and services marketed thereunder and to represent the System's high standards of quality for products and services;

E. Sub-Franchisor desires to obtain the exclusive rights and license to own and operate and to license others to own and operate Franchised Businesses (as defined below) under the System and the Marks in the Territory (as defined below), as well as the right to provide continuing operational and supervisory assistance and otherwise administer the System within the Territory as specified in this Agreement;

F. Sub-Franchisor understands and acknowledges the importance of PBFC's uniformly high standards of quality and service and the necessity of insuring that Franchisees (as defined below) operate their Franchised Businesses in strict conformity with PBFC's quality control standards and specifications; and

G. Sub-Franchisor has received, reviewed and fully understood, prior to the execution of this Agreement, the necessary disclosure document.

AGREEMENT

NOW, THEREFORE, in consideration of the promises, undertakings and commitments of each party to the other party set forth in this Agreement, the parties mutually agree as follows:

1. DEFINED TERMS. All capitalized terms are "Defined Terms" for purposes of this Agreement and shall have the meanings attributed to them in the list of definitions attached to this Agreement as **Exhibit "A".**

2. GRANT.

2.1 Grant of Rights. Subject to the terms and conditions of this Agreement, PBFC grants to Sub-Franchisor, and Sub-Franchisor hereby accepts, the Master License (as defined below) to establish and operate and sublicense others to establish and operate Franchised Businesses in the Province of Alberta (the "Territory") under the System and Marks, including the right to procure, screen, qualify, train and assist Franchisees to open and operate the Franchised Businesses in strict conformance with the System. Each Franchised Business developed under this Agreement shall be located in the Territory.

2.2 Separate Franchise Agreements. Each Franchised Business developed under this Agreement shall be established and operated according to the terms of the Franchise Agreement. Sub-Franchisor shall not make any changes to the form of Franchise Agreement without PBFC's prior written approval. PBFC and Sub-Franchisor agree that, although the form of Franchise Agreement attached as **Exhibit "B"** constitutes substantially the form of Franchise Agreement to be executed by each Franchisee, certain changes and modifications may be required in order to comply with the business practices, laws and regulations of the Territory. PBFC shall have the right to make and require any such changes or modifications as it deems necessary to the form of Franchise Agreement to be executed for any Franchised Business. PBFC shall be a third party beneficiary of each Franchise Agreement with the full and independent right to enforce the terms and conditions of the Franchise Agreement. At its own option, PBFC may execute the Franchise Agreement as a party to such Agreement.

2.3 Reservation of Rights. Except as otherwise provided in this Agreement, as long as Sub-Franchisor fully complies with the terms and conditions of this Agreement and any Franchise Agreement, PBFC and PBFC's Affiliates will not establish and operate, or grant to another Person the right to establish and operate, a Franchised Business in the Territory during the Term. PBFC will forward all franchise prospect inquiries from the Territory to Sub-Franchisor. PBFC expressly reserves all other rights not otherwise granted to Sub-Franchisor, including the right:

2.3.1 to establish or operate, and license others to establish or operate, Franchised Businesses, at any location outside your Territory, notwithstanding such Franchised Business's proximity to your Territory;

2.3.2 within or outside your Territory, to market, sell, or distribute, or to license or contract with others to market, sell or distribute, any products or services of any kind, including products or services similar to those offered by the Franchised Business, to any person, organization, or public or private entity, using the Marks or other trade-marks, through alternative channels of distribution, including through PBFC's Web site, catalogues and direct mail solicitations;

2.3.3 within your Territory, develop and operate, directly or indirectly, other businesses offering products and services, whether similar or not to the products or services offered by the Franchised Business, under different marks;

2.3.4 within and outside your Territory, to advertise and promote the System and Marks wherever PBFC deems appropriate; and

2.3.5 outside your Territory, to offer, sell, and provide and to grant other Persons the right to offer, sell and provide any products and services of any kind under the Marks or other trade-marks; and to develop and establish other businesses and systems using trade-marks and service marks other than the Marks for any products and services.

3. FEES.

3.1 Master Franchise Fee. Sub-Franchisor shall pay PBFC an Initial Master Franchise Fee in the amount of $81,000 U.S.. The Initial Master Franchise Fee is determined fully earned upon payment and nonrefundable to compensate PBFC for expenses PBFC incurs in furnishing assistance and services to Sub-Franchisor and for PBFC's lost or deferred opportunity to franchise others in the Territory. PBFC shall not be required to demonstrate that it has in fact incurred such expenses in order for the Initial Master Franchise Fee to be refundable to Franchisor.

3.2 Initial Franchised Business Fees and Royalties for Sub-Franchisee Agreements. Sub-Franchisor shall pay to PBFC an Initial Franchised Business Fee for each Franchised Business developed under this Agreement including any subsequently purchased options. This fee is equal to 30% of the initial franchise fee collected from the sale of a franchise within the Territory once the funds are cleared. Each Initial Franchised Business Fee shall be deemed earned and non-refundable when paid by Sub-Franchisor. No Franchised Business may be opened unless PBFC has previously received the applicable Initial Franchised Business Fee, which is to be wired to PBFC within 10 days of Sub-Franchisor receiving funds. Upon the later to occur of (i) receipt of the Initial Franchised Business Fee and (ii) satisfaction of all other conditions for opening the Franchised Business set forth in this Agreement and the applicable Franchise Agreement to be sent via registered mail or its equivalent to PBFC's corporate headquarters, PBFC will issue, in writing, a notice to Sub-Franchisor indicating that it has received the Initial Franchised Business Fee, that all other conditions for opening a Franchised Business have been satisfied and that the applicable Franchised Business may be opened for business.

3.3 Royalties. Sub-Franchisor shall pay to PBFC a Continuing Royalty fee for each Franchised Business opened under this Agreement. This fee is equal to 30% of all Royalty fees from each Franchised Business within the Territory. If Sub-Franchisor renews this Agreement, the monthly Continuing Royalty fee for the renewal term will be the same.

3.4 Monthly Payments. All monthly payments due to PBFC must be paid by the 5th day of each month for the preceding calendar month and will be submitted to PBFC either electronically or as otherwise directed by PBFC, together with any reports or statements required under Section 5.6.6. Failure by Sub-Franchisor to timely remit the monthly payments and the related monthly report will result in a late fee (calculated as liquidated damages and not as a penalty) in the amount of $100.00 U.S. plus interest. Any payment or report not actually received by PBFC on or before such date will be deemed overdue. If any

payment is overdue, Sub-Franchisor will pay PBFC, in addition to the overdue amount, interest on such amount from the date it was due until payment is received by PBFC at a rate equal to 18% per annum, such interest to be calculated and to be paid monthly. Such interest will be in addition to any other remedies PBFC may have.

3.5 Form of Currency. All fees payable to PBFC by Sub-Franchisor under this Agreement shall be in U.S. Dollars unless U.S. Dollars are not readily available in the Territory, in which case payment shall be made in an alternative currency available in the Territory designated by PBFC, in its sole discretion. If for any month during the Term, Sub-Franchisor is unable to obtain U.S. Dollars in the Territory or is prohibited from paying any fees to PBFC as a result of any governmental or fiscal restriction of general application to businesses in the Territory, Sub-Franchisor shall deliver to PBFC a written notice stating that the Sub-Franchisor is unable to obtain U.S. Dollars in the Territory or is prohibited by a governmental or fiscal restriction in the Territory from paying the fees to PBFC and citing the specific reason for such unavailability or prohibition. If any of the foregoing is the case and no alternative currency satisfactory to PBFC is available, Sub-Franchisor shall deposit such fees in an interest bearing account in the name of PBFC in a financial institution selected by PBFC (or, if such is not legally permitted, then in the name of Sub-Franchisor as trustee for PBFC in accordance with then-applicable laws) and shall remit to PBFC such fees, together with the accrued interest thereon, immediately upon the renewed availability of U.S. Dollars or removal of the restriction against such payment. Sub-Franchisor shall continue to report the opening of any Franchised Business in the Territory and shall otherwise fully comply with the terms of this Agreement. If the unavailability of U.S. Dollars or the restriction on payments continues for more than 365 days from the date of the Sub-Franchisor's notice, PBFC shall have the right to terminate or rescind this Agreement without the need of obtaining any judicial or administrative judgment, ruling, arbitration award or resolution of any kind, immediately upon written notice to Sub-Franchisor, which shall be deemed an incurable default of this Agreement (in the understanding that the termination or rescission of this Agreement shall become effective immediately upon delivery of the written notice of termination to Sub-Franchisor), and Sub-Franchisor will no longer have any of the rights created by this Agreement . In such event, neither party shall have any liability to the other as a result of such termination or rescission.

3.6 Risk of Fluctuating Rates. Sub-Franchisor shall bear the risk of fluctuating currency exchange rates where applicable under this Agreement. PBFC and Sub-Franchisor agree that the buying exchange rate for conversion of local currencies into the designated currency as established by an internationally recognized financial institution designated by PBFC on the date on which payment is made, or on the date on which payment is due, whichever is more favorable to PBFC, shall be the basis of conversion, and Sub-Franchisor shall provide evidence acceptable to PBFC of the conversion calculation and the applicable exchange rate established by the designated financial institution, with each payment submitted under this Agreement.

3.7 Taxes. Certain fees payable by PBFC may be subject to Taxes. Each such payment shall be paid by Sub-Franchisor without deduction for any Taxes, it being the parties' intention that all payments due to PBFC shall be increased to the extent necessary to provide PBFC with the same net amount it would have received had no such Taxes been applicable to such payments. Notwithstanding the above, Sub-Franchisor shall (i) remit to the appropriate tax authorities, in a timely manner, all monies required to be withheld from payment to PBFC, (ii) provide to PBFC an official receipt issued by such authorities for payment of such Taxes within 30 days of such payment, and (iii) set forth in a monthly operating report required by PBFC, the amount of such Taxes and payments to which they relate.

4. **TERM.**

4.1 Initial Term. The initial term of this Agreement shall be for 15 years, unless sooner terminated or rescinded as provided under this Agreement.

4.2 Renewal. Provided that Sub-Franchisor is not in material default under this Agreement and each Franchise Agreement and all Franchisees are in full compliance with the terms and conditions of their respective Franchise Agreements, the parties agree that Sub-Franchisor shall have 2 options to renew this Agreement for additional terms of 10 years each upon the terms and conditions as set forth in Section 4.3 below, commencing upon the expiration of the Term, provided that all rights under this Agreement shall terminate prior to the expiration of any 10 year renewal term upon the expiration or earlier termination of the last existing Franchise Agreement executed pursuant to this Agreement.

4.3 Conditions for Renewal. Sub-Franchisor's rights to renew this Agreement shall be expressly dependent upon the satisfaction of the following conditions:

4.3.1 Sub-Franchisor shall provide written notice to PBFC of its desire to renew the Master License and this Agreement not later than 6 months in advance of the expiration of the Term or the then current renewal term;

4.3.2 Sub-Franchisor shall have one or more Franchise Agreements in existence as of the date of expiration of the Term or the then current renewal term;

4.3.3 Sub-Franchisor shall enter into a new master franchise agreement which may contain terms and conditions materially different from this Agreement; provided, however, that:

(i) Sub-Franchisor will pay a renewal fee of **$10,000** to PBFC for the renewal of the Master License;

(ii) for the opening of any Franchised Business after the renewal of this Agreement, Sub-Franchisor will pay PBFC the same Initial Franchised Business Fee of 30% of the initial franchise fee collected from the sale of a Franchised Business within the territory once the funds are cleared; and

(iii) Sub-Franchisor will continue to pay PBFC the Continuing Royalty that Sub-Franchisor paid equal to 30% of all Royalty fees from within the Territory from each Franchised Business opened under this Agreement.

4.3.4 Sub-Franchisor and each Principal must have executed and delivered to PBFC a general release (in a form prescribed by PBFC) of all claims against PBFC and its Affiliates, and each of their respective officers, directors, shareholders, partners, agents, representatives, independent contractors, servants and employees in their corporate and individual capacities, including claims arising under this Agreement and under any applicable laws, rules or regulations; and

4.3.5 Sub-Franchisor and any of its managers must be in compliance with PBFC's then current qualification and training requirements.

4.4 Failure to Satisfy Conditions. If Sub-Franchisor fails to satisfy the conditions set forth in Section 4.3 above, PBFC shall have the right, in its sole discretion, to not renew Sub-Franchisor's rights under this Agreement and, in such event, shall have the right to exercise all rights afforded it upon the termination of this Agreement pursuant to Section 11.

5. OBLIGATIONS OF SUB-FRANCHISOR.

5.1 Development Obligations.

5.1.1 Immediately following the execution of this Agreement, Sub-Franchisor shall commence a franchise sales, marketing and development program for the Territory and shall cause Franchisees to have open and in operation within the Territory the number of Franchised Businesses agreed upon (4) in the manner and within each of the time periods (the "Development Periods") specified in the Development Schedule. Sub-Franchisor acknowledges and recognizes that the Development Periods and Development Schedule within the Territory are fair and reasonable for the development of Franchised Businesses in the Territory and is an accurate reflection of market demand without over saturation of PBFC proprietary services offered under the System.

5.1.2 Sub-Franchisor shall not enter into a Franchise Agreement with any Franchisee until (i) 30 days after the Effective Date of this Agreement and (ii) at least 1 Controlled Franchisee has a Franchised Business open and operating pursuant to PBFC Standards. At all times throughout the Term, Sub-Franchisor shall have open and in operation at least 1 Franchised Business owned and operated by a Controlled Franchisee in the Territory. A Franchised Business that is open and in operation but is subsequently closed and not reopened during the Term shall not count towards the fulfillment of this obligation.

5.1.3 The sale of any Franchised Businesses in excess of the minimum number required in any time period shall be credited to the subsequent time period. If Sub-Franchisor fails to meet the Development Schedule, Sub-Franchisor shall have a 30-day period to cure the default in the Development Schedule.

5.1.4 Sub-Franchisor shall have the right to request an extension of any Development Period in which Sub-Franchisor is required to have Franchised Businesses open and in operation. Each extension shall be for an additional 60 days beginning on the expiration of the applicable Development Period, including any previous extensions. No more than 3 extensions of any Development Period will be permitted. No extension shall, however, affect the duration of the Development Schedule or any of Sub-Franchisor's other obligations under this Agreement. To obtain the extension, Sub-Franchisor must notify PBFC in writing at least 30 days prior to the expiration of the applicable Development Period; and provide a detailed explanation for the delay and request PBFC to consider granting Sub-Franchisor an extension. PBFC may, in its sole discretion, decide whether to grant such extension. If PBFC elects to grant the extension, PBFC may, in its sole discretion, require Sub-Franchisor to pay the Extension Fee set forth in the Summary Pages.

5.1.5 If Sub-Franchisor is unable to meet the Development Schedule solely as the result of Force Majeure, the Development Periods shall be extended by the amount of time during which Force

Majeure shall exist, provided that if any such Force Majeure shall continue for a period in excess of 6 months, PBFC may terminate or rescind this Agreement without the need of obtaining any judicial or administrative judgment, ruling, arbitration award or resolution of any kind, upon written notice to Sub-Franchisor.

5.2 Franchisee Selection / Site Selection.

5.2.1 Sub-Franchisor shall be solely responsible for identifying and selecting any prospective Franchisee, whether it be a Controlled Franchisee or an Unaffiliated Franchisee, and for the timely execution of the Franchise Agreement. Sub-Franchisor will cause all sales efforts made by it or under its direction to be courteous and dignified, and in a professional, ethical and responsible manner.

5.2.2 Sub-Franchisor shall deliver an original executed copy of each Franchise Agreement to PBFC within 10 Business Days of its execution. At its own expense, Sub-Franchisor shall cause the Franchise Agreement to be prepared and effectively signed by each Franchisee in English, unless otherwise permitted by PBFC, and shall take all steps necessary to cause each Franchisee to comply with the in-term and post-term provisions of the Franchise Agreement.

5.2.3 A Franchisee shall have 180 days to submit a proposed territory within the Territory to Sub-Franchisor. Sub-Franchisor shall ensure that the business site conforms to local ordinances and building codes, guide Franchisee in obtaining permits, constructing and decorating the premises and purchasing or leasing equipment, signs, fixtures and supplies. We do not provide assistance with the business site nor approve such site.

5.2.4 Sub-Franchisor shall transmit to PBFC the monthly statement of all Franchisees' Gross Sales. If so required by PBFC, Sub-Franchisor will cause the Franchisees' books and records to be audited and will transmit to PBFC the results of such audit. PBFC will bear the costs of such audit unless the Franchisee is required to bear such costs in accordance with the terms of the applicable Franchise Agreement.

5.2.5 Sub-Franchisor shall cause a representative to inspect each Franchised Business in the Territory on at least 1 occasion in each quarter during the Term. Sub-Franchisor shall provide a written inspection report to PBFC, in a form to be provided by PBFC, within 10 Business Days after each inspection setting forth the results of each such inspection.

5.3 Fund for Recruiting Franchisees. Sub-Franchisor agrees to create and develop local advertising and promotional programs for the purpose of recruiting prospective franchisees within the Territory and agrees to implement the use of such advertising and promotional programs immediately. The advertising and promotional programs shall be submitted to PBFC approval prior to the beginning of such program. For the first 3 years of this Agreement, Sub-Franchisor agrees to expend not less than $ 1,000 _______ per month on advertising and promotional programs for the purpose of recruiting new franchises. If, at the end of the 3 year period, Sub-Franchisor is in compliance with its Development Schedule, this requirement shall lapse and Sub-Franchisor shall thereafter use its best efforts to recruit prospective franchisees. The advertising and promotional program will include only local and regional advertising media specific to the Territory, national media advertising and franchise trade shows.

5.4 Progress Review.

5.4.1 Sub-Franchisor shall, at its own cost, visit PBFC offices in Marrero, Louisiana located in the United States or at such other location as shall be mutually determined by PBFC and Sub-Franchisor, at least once a year, to inform PBFC's officers of Sub-Franchisor's progress toward complying with the terms of this Agreement. Sub-Franchisor's initial business plan shall establish a level of Marketing Fund Expenditures to be made by Franchisees in the Territory that is acceptable to PBFC. Sub-Franchisor shall prepare a detailed business plan for the development of the Territory to be submitted to PBFC prior to the beginning of each of Sub-Franchisor's fiscal years during the Term.

5.5 Sub-Franchisor Training.

5.5.1 Onsite Assistance; Initial Training; Required Representatives. Within six (6) months of the Effective Date of this Agreement and prior to 30-days of the opening of each salon (the "initial training period"): Sub-Franchisor and the designated salon manager shall satisfactorily complete all of PBFC's required training programs as defined below.

5.5.2 Location and Type of Training

5.5.2.1 Location With the exception of Planet Beach University Online Certification Program, all training is to be conducted in the United States either at PBFC's headquarters or any other location that shall be determined by PBFC.

5.5.2.2 Planet Beach University Online Certification Program Sub-Franchisor must successfully complete Modules One, Two and Three of Planet Beach University Online, an online training modular program, prior to attending Franchisee School and/or any other training programs.

5.5.2.3 Franchisee School Sub-Franchisor must attend Franchisee School which is currently a 3-day program. In its sole discretion PBFC may lengthen the duration of Franchisee School by one or more consecutive days.

5.5.2.4 Advanced Salon Management Training Sub-Franchisor must successfully complete PBFC's Advanced Salon Management Training program within one year of the first salon's grand opening date.

5.5.2.5. Onsite Grand Opening Training Sub-Franchisor and initial staff must successfully attend and participate in the Grand Opening Training program. This consecutive 5-day program will be conducted by a Grand Opening Specialist, at the PBFC's corporate site in Marrero, Louisiana.

5.5.3 Fees / Expenses. PBFC will not charge Sub-Franchisor a training fee for any training required under this Agreement, provided, however, that, if applicable, Sub-Franchisor shall pay all travel and living expenses associated with Sub-Franchisor's representatives attending such required training program(s) described in this Section 5.5, including, but not limited to, any costs and expenses to secure the appropriate visa or other immigration approvals necessary to travel to the United States of America or such other designated training site. Sub-Franchisor shall also reimburse PBFC for all travel and living expenses of PBFC's personnel, if such training sessions are conducted outside the United States.

5.5.4 Additional Representatives. Additional representatives of Sub-Franchisor may also attend the initial training program if desired by Sub-Franchisor, without tuition, however, Sub-Franchisor will be responsible to assume all other expenses as set forth in Section 5.5.3 above.

5.5.5 Additional Training. PBFC has the right but it is not obligated to provide additional training to Sub-Franchisor at PBFC's corporate headquarters, or at such other location specified by PBFC, consisting of (i) 2 additional training programs during the first year of this Agreement and (ii) 1 program for each year of the Term thereafter. The additional training programs shall not exceed 5 days of training for approximately 8 hours each day. Sub-Franchisor will not be required to pay any fees for the additional training programs; provided that Sub-Franchisor shall be responsible for all travel and living expenses incurred by its representatives in connection with their attendance at such training programs.

5.6 Obligations to Franchisees.

5.6.1 Training. Sub-Franchisor shall have the primary responsibility for training of its employees and all Franchisees pursuant to the terms of the Franchise Agreement. Sub-Franchisor shall designate a Person who is fluent in English to serve as Sub-Franchisor's certified trainer/manager in the Territory. Such Person shall be obligated to have successfully completed all phases of training provided by PBFC in order to become certified to train others in the Territory. Prior to the effectiveness of any Franchise Agreement, Sub-Franchisor shall ensure that at least 1 representative of Franchisee has successfully completed all phases of training provided by Sub-Franchisor. Sub-Franchisor must also provide new Franchisees within the Territory with 5 days of on-site training within the first 2 weeks that the Franchised Business is opened. Sub-Franchisor must also perform a 3 day on-site follow-up training session within the third month of a Franchised Business's operation.

5.6.2 Enforcing Franchisee Compliance. PBFC has created and developed special procedures, standards and methods for operating and maintaining the Franchised Businesses, which standards are incorporated in PBFC's confidential Operations Manual and/or Training Manual, as it may be amended from time to time or otherwise in writing. Sub-Franchisor shall ensure that each Franchised Business within the Territory is developed and operated solely in accordance with PBFC's requirements and specifications as set forth in the Operations Manual and/or Training Manual including through inspections and secret shoppers as required by PBFC policies and procedures, which may be changed from time to time. In each instance, Sub-Franchisor shall ensure that each Franchised Business does not engage in deceptive, misleading or unethical practices or conduct that may have a negative impact on the reputation and goodwill of PBFC, its franchisees or the System. Sub-Franchisor shall, at its cost, translate the Operations Manual (the "Translated Manual"), any marketing manuals and all other related documents into the Language and provide to PBFC and each Franchisee one copy of such documents, including all additions, supplements, improvements and updates.

5.6.3 Supervision. Sub-Franchisor, or its duly authorized representative, must provide supervision to all Franchised Businesses within the Territory. Such supervision shall include, but not be limited to, on-site supervision during the period of time prior to the opening of the Franchised Businesses; general assistance, advice and consultation to Franchisees with regard to entering into negotiations and agreements within the Territory for franchisee services; review of proposed leases and contracts; consultation and assistance with regard to grand opening of the Franchised Businesses; providing supplemental training and assistance of all material aspects of the operation of a Franchised Business, as needed, in accordance with

PBFC requirements; periodic and regular telephone calls or visits to monitor operations of the Franchised Businesses, continuous advisory services to franchisees, ongoing training and updates for all Franchised Businesses within the Territory. Sub-Franchisor agrees to perform such duties pursuant to PBFC's requirements herein described and in accordance with the System, the Operations Manual or otherwise in writing, all of which may be changed from time to time by PBFC.

5.6.4 Sub-Franchisor must advise all Franchised Businesses within the Territory of problems arising out of the operation of any Franchised Business as disclosed by periodic reports submitted to Sub-Franchisor or PBFC by a Franchisee, or by inspections conducted by Sub-Franchisor or PBFC of the Franchised Businesses within the Territory. Sub-Franchisor must provide each Franchised Business within the Territory with such assistance in connection with the operation of such Franchised Business as is reasonably determined to be necessary by PBFC. Operational assistance may consist of advice and guidance with respect to:

(i) Proper utilization of procedures developed for a Franchised Business with respect to operations and management, recruitment of personnel, advertising and promotion, compliance with regulations and related activities as approved by PBFC;

(ii) Additional services authorized for Franchised Businesses within the Territory;

(iii) Purchase of equipment, furniture, fixtures, products, inventory, materials, and supplies;

(iv) The institution of proper administrative bookkeeping, accounting, inventory control, supervisory and general operating procedures for the effective operation of a Franchised Business;

(v) Advertising and promotional programs;

(vi) Marketing and negotiating technique to be employed when dealing with prospective customers, clients and vendors; and

(vii) Maintenance of the Franchised Business' premises.

5.6.5 Regional Seminars. Not less than once every 12 months, Sub-Franchisor will arrange for and conduct regional seminars within the Territory for all Franchised Businesses within the Territory. Such seminars shall include training and general advisory assistance for the Franchised Business within the Territory and Sub-Franchisor shall notify PBFC in writing at least 4 weeks prior to conducting such regional seminars.

5.6.6 Franchisee Reports. Sub-Franchisor must make contact with all Franchised Businesses within the Territory for the proposes of consultation, assistance and guidance of Franchisees and managers of each Franchised Business, and Sub-Franchisor or its representatives will prepare, for benefit of both Sub-Franchisor and PBFC, written reports regarding these regular contacts outlining any suggested changes or improvement in the operations of the Franchised Business and detailing any defaults in such

operations which become evident as a result of any such contact, and a copy of each such written report must be provided to both the Franchisee or its manager and PBFC.

5.6.7 Franchisee Reviews. Not less than once every 3 months, Sub-Franchisor must conduct management and financial reviews with each Franchised Business. As a part of these reviews an evaluation form, which form will be mutually approved by PBFC and Sub-Franchisor, will be included to determine if Sub-Franchisor is satisfactorily performing its duties and obligations under the terms of this Agreement. Sub-Franchisor will remit the management and financial review form, together with the Sub-Franchisor evaluations to PBFC within 10 days after its receipt of such reviews.

5.6.8 Minimum Sales. Sub-Franchisor shall ensure that each Franchised Business maintains the Base Minimum Sales described in the Summary Pages during the Term. The Base Minimum Sales threshold may be adjusted once each year at PBFC's discretion based on changes in the Consumer Price Index. Concurrently therewith, the Summary Pages shall be amended to reflect the amended Base Minimum Sales threshold. PBFC will give Sub-Franchisor advanced notice of any such adjustment. Sub-Franchisor agrees that the Base Minimum Sales requirement is reasonable and achievable given the current conditions in the Territory and that it has had an opportunity to consult with financial and economic advisors concerning the viability of such requirement. Sub-Franchisor acknowledges that the Base Minimum Sales does not constitute a representation, assurance or guaranty that any Franchised Business will achieve the Base Minimum Sales and that the financial performance of any Franchised Business is dependent upon the efforts of Sub-Franchisor and its Franchisees.

5.6.9 Franchisee Advertising Standards. Sub-Franchisor shall establish and revise, as necessary, standards, specifications and programs for local advertising, marketing and promotion to be conducted by Franchisees in their respective trading areas, including: (i) required level of local marketing expenditures; (ii) type of promotional and advertising activity; and (iii) a schedule for such activities. The local marketing expenditures shall not exceed 5% percent of a Franchisee's annual "Gross Sales," as defined in the applicable Franchise Agreement.

5.6.10 Sub-Franchisor's Failure to Perform. In the event Sub-Franchisor fails to perform any of these duties or any other obligations imposed on it by the terms of Section 5.6 of this Agreement, after being given a 120 day period of time to resolve, correct, or otherwise bring into compliance any terms of this Agreement, PBFC has the right but not the obligation to perform said duties or obligations and Sub-Franchisor hereby agrees to pay PBFC the sum of $100.00 per day for each representative of PBFC for its services in connection therewith together with any expenses incurred by PBFC in so performing, including travel, meals and lodging expenses. In the event PBFC performs duties for the Sub-Franchisor, the Sub-Franchisor shall remit a higher portion of any royalty payments or other payments owed to PBFC in an amount 20% greater than the amount agreed upon in Section 3.3.

5.7 Advertising.

5.7.1 Sub-Franchisor shall submit to PBFC for prior approval all sales, promotional, and advertising and other materials, which relate to recruiting new Franchisees or for proposed use by a Franchisee to attract patrons. PBFC will notify Sub-Franchisor of its approval of the proposed materials and programs within 10 days after receipt. If PBFC does not approve such material and programs within such period, such

material shall be deemed disapproved and Sub-Franchisor shall not use such materials in any manner. PBFC shall use reasonable efforts to respond within said 10 days period and shall not unreasonably withhold or delay approval.

5.7.2 PBFC will have the sole right to formulate and make policy decisions concerning every aspect of sales, promotions, advertising and other programs.

5.8 Records. Sub-Franchisor must keep accurate records concerning all transactions and communications between PBFC, Sub-Franchisor and Franchisees relating to the operation of any Franchised Business in the Territory, and PBFC's duly authorized representative shall have the right at all reasonable hours to examine all such records, and shall have full and free access thereto for said purpose and for the purpose of making extracts therefrom. All such records shall be available for at least 3 years after the termination or expiration of this Agreement for any reason whatsoever.

5.8.1. Computer Software and Hardware Sub-Franchisor shall purchase and use any and all computer software programs ("Programs") which PBFC has developed or may develop and/or designate for use for the System, and shall purchase such computer hardware as may be necessary for the efficient operation of the Software within 90 days from the date of receipt of written notice from PBFC. Sub-Franchisor must establish a high-speed internet connection prior to opening any salon. The Software is and shall remain the sole property of PBFC and Sub-Franchisor hereby agrees to execute any license agreement required by PBFC from time to time. PBFC has the right to require any updates or upgrades to the computer hardware components and/or Software as PBFC deems necessary from time to time but not more than 3 times per calendar year. In addition, PBFC has the right to require Sub-Franchisor to enter into a separate maintenance agreement for such computer hardware and/or Software in the form PBFC prescribes. In the use of the Software, Sub-Franchisor agrees to be bound by the terms of PBFC's confidentiality and Privacy Policies (as contained in the Operations Manual). Sub-Franchisor acknowledges and agrees that PBFC may deny access to the Software if obligations under this Agreement or under the Operations Manual are not met.

5.9 Compliance with Laws.

5.9.1 Sub-Franchisor and its Principals shall be and, during the Term, shall remain, in full compliance with all applicable laws and regulations of the Territory and any country in which Sub-Franchisor or any Principal conducts business, including but not limited to:

(i) all prohibitions on unfair, fraudulent or corrupt business practices in the performance of its obligations under this Agreement and related activities;

(ii) all laws and regulations concerning the offer and sale of franchises and/or licenses. If applicable law requires Sub-Franchisor to provide to prospective Franchisees pre-sale disclosure information, Sub-Franchisor shall cause such disclosure to be prepared in accordance with applicable legal requirements, at its expense, and shall submit an English version of such disclosure to PBFC for its approval prior to use. Sub-Franchisor shall bear the sole cost of translation which shall be approved by PBFC;

(iii) all applicable data protection and privacy laws and regulations in any relevant jurisdiction. Sub-Franchisor further agrees to (a) comply with all of PBFC's requirements regarding data protection laws as set forth in the Operations Manual or otherwise, (b) refrain from putting PBFC or its

Affiliates in breach of any data protection laws, (c) execute or arrange to be done and executed each act, document and thing necessary or desirable to keep PBFC and its Affiliates in compliance with any of the data protection laws, and (d) permit PBFC and its Affiliates to use any data or other information it gathers concerning Sub-Franchisor, its Affiliates and the Principals in connection with the establishment, operation and franchising of Franchised Businesses under the System by PBFC and its Affiliates;

5.9.2 Sub-Franchisor and its Principals shall refrain from making any expenditures other than for lawful purposes or directly or indirectly offering, giving, promising to give or authorizing the payment or the gift of any money, or anything of value, to any Person, while knowing or having reason to know that all or a portion of such money or thing of value will be given or promised, directly or indirectly, to any government or anyone acting in an official capacity for a foreign government, for the purpose of (i) influencing any action, inaction or decision of such official in a manner contrary to his or her position or creating an improper advantage; or (ii) inducing such official to influence any government or instrumentality thereof to effect or influence any act or decision of such government or instrumentality. No government official, official of an international organization, political party or official thereof, or candidate has or shall have any direct or indirect ownership or investment interest in the revenues or profit of Sub-Franchisor; and

5.9.3 Sub-Franchisor and its Principals shall refrain from conducting any activity or failing to conduct any activity, if such action or inaction constitutes a money laundering crime, including any money laundering crime prohibited under the International Money Laundering Abatement and Anti-Terrorist Financing Act ("Patriot Act") and any equivalent legislation in Canada and any amendments or successors thereto.

5.9.4 Representations:

(i) Sub-Franchisor represents to PBFC that it has taken all necessary and proper action required by the laws of the Territory and has the right to execute this Agreement.

(ii) Sub-Franchisor and each Principal represent that neither Sub-Franchisor, any Principal nor any employee of Sub-Franchisor is named as a "Specially Designated National" or "Blocked Person" as designated by the U.S. Department of Treasury's Office of Foreign Assets Control. Currently this list is published under the internet website address www.reas.gov/offices/enforcement/ofac. Sub-Franchisor and each Principal further represents that neither Sub-Franchisor nor any Principal is directly nor indirectly owned or controlled by the government of any country that is subject to a United States embargo and that neither Sub-Franchisor nor any Principal act directly or indirectly on behalf of the government of any country that is subject to a United States embargo. Sub-Franchisor agrees that it will notify PBFC in writing immediately of the occurrence of any event, which renders the representations and warranties of this paragraph incorrect.

(iii) Sub-Franchisor and its Principals represent that they understand and have been advised by legal counsel on the requirements of the applicable laws referred to above, including the United States Foreign Corrupt Practices Act (Currently located at www.usdoj.gov/criminal/fraud/fcpa.html), any local foreign corrupt practices laws and the Patriot Act (currently located at www.epic.org/privacy/terrorism/hr3162.html), and hereby acknowledge the importance to PBFC, the System and the parties' relationship of their respective compliance with the requirements of this paragraph, including any applicable auditing requirements and any requirement to report or provide access to information to PBFC

or any government, that is made part of any applicable law. Sub-Franchisor shall (i) take all steps necessary to require its consultants, agents and employees to comply with such laws prior to engaging or employing any such persons, and (ii) shall take all steps necessary to ensure that its Franchisees and their respective principals, agents and employees fully comply with these requirements in accordance with the Standards.

INITIALS:	SUB-FRANCHISOR	PRINCIPAL(S)
	BY: [signature]	BY:________________
	Name: Michelle Blaney	Name:________________

(iv) Sub-Franchisor represents and warrants that: (a) Sub-Franchisor is a corporation, duly organized and existing under the laws of the Territory, as evidenced by Articles of Incorporation and a Certificate of Good Status, sworn before Dawn Long, Notary Public No. Prov. of Alberta and that it is qualified to do business in all jurisdictions in which its business activities or the nature of properties owned by Sub-Franchisor requires such qualification, and has the corporate or other authority to execute, deliver and carry out all of the terms of this Agreement; (b) the articles of incorporation and all other controlling corporate documents of the Sub-Franchisor delivered to PBFC are true, correct and complete, and there have been no changes therein since the date thereof; (c) the certified copies of the minutes electing the officers of Sub-Franchisor and authorizing the execution and delivery to this Agreement are true, correct and complete, and there have been no changes therein since the date(s) thereof; (d) the financial statement of Sub-Franchisor and each Principal, respectively, previously delivered to PBFC are true, complete and correct, and fairly present the financial positions of Sub-Franchisor or such Principal as of the date thereof; (e) such financial statements have been prepared in accordance with generally accepted accounting principles; and (f) there have been no materially adverse changes in the condition, assets or liabilities of Sub-Franchisor since the date or dates thereof.

5.10 Insurance.

5.10.1 Sub-Franchisor must maintain insurance that may be required by law in connection with its business as the Sub-Franchisor, and must further maintain comprehensive general liability coverage. In the event that Sub-Franchisor owns and operates any Franchised Business, Sub-Franchisor must maintain all insurance required under the applicable Franchise Agreements.

5.10.2 In connection with all areas of liability coverage, Sub-Franchisor must submit as proof of such insurance a fully paid insurance policy naming PBFC and any other parties designated by PBFC as additional insured parties, to PBFC for PBFC's prior approval before commencing the business contemplated hereunder. Any proposed changes in the insurance policies must be submitted to PBFC for its prior approval. Sub-Franchisor must furnish to PBFC a copy of the then prevailing insurance policies with assurances that the specified insurance is in full force and effect; that the insurance covers Sub-Franchisor, PBFC and other designated parties as their respective interest may appear, and that said insurance policies will not be cancelled or modified by the insurer without written notice to PBFC at least 30 days prior to the proposed cancellation or modification including, but not limited to, products liability, property damage, personal injury, owned and non-owned automobile and contractual liability, with a combined single limit of at least $3,000,000.00 or such larger amount as PBFC may reasonably require.

6. **REGISTRATION OF THIS AGREEMENT.** PBFC and Sub-Franchisor agree that if it is required by applicable law, this Agreement, and each Franchise Agreement or a summarized version of same shall be approved by and/or registered or recorded with the appropriate government agency. PBFC and Sub-Franchisor agree that they share the responsibility for obtaining and maintaining the approval, registration or recordation of this Agreement and that Sub-Franchisor shall bear sole responsibility for obtaining and maintaining the approval, registration or recordation of any Franchise Agreement. PBFC and Sub-Franchisor agree to cooperate with each other in connection with any dealings with all governmental authorities relating to this Agreement and any Franchise Agreement, including with the registration of a summarized version of this Agreement. PBFC and Sub-Franchisor agree that neither shall submit any information to any government agency with respect to this Agreement without the other's prior written approval, which approval shall not be unreasonably withheld; provided that the foregoing shall not apply in the event that formal or informal proceedings are instituted against a party to this Agreement or in the event that a dispute between the parties to this Agreement is submitted to any tribunal having jurisdiction over such matters. Sub-Franchisor shall bear the sole responsibility for all costs and expenses of obtaining approval of, and/or registering or recording this Agreement and any Franchise Agreement or a summarized version, and any amendments hereto or thereto, provided, however, PBFC shall be entitled to control any such approval and/or registering or recording of this Agreement and any Franchise Agreement or a summarized version in its sole discretion.

7. **OBLIGATIONS AND REPRESENTATIONS OF PBFC.**

7.1 Upon the execution of this Agreement, PBFC shall loan Sub-Franchisor a copy of PBFC's Operations Manual and all other related documents, including any marketing manuals, in English along with all additions, supplements, improvements and updates to the Operations Manual and other related agreements within a reasonable amount of time after the same are adopted by PBFC.

7.2 Before and immediately after the grand opening of the first Franchised Business, which shall be owned and operated by a Controlled Franchisee, PBFC shall provide, at its expense, at least 1 representative to provide initial training covering all phases of setting up and operating a Franchised Business. Upon Sub-Franchisor's request, PBFC will provide additional on-site training for a daily fee plus expenses. PBFC will also, at its own expense, provide "In Territory Consultation" (i) once every 6 months for the first year of the Term, and (ii) once per year for each year of the Term thereafter.

7.3 PBFC will use commercially reasonable efforts to negotiate with suppliers for the supply of equipment and products related to Sub-Franchisor which are favourable to Sub-Franchisor. Sub-Franchisor acknowledges and agrees that there is no guaranty that favorable terms will be obtained by PBFC and that the obligation of PBFC under this Section 7.3 is limited solely to the foregoing. PBFC shall also provide Sub-Franchisor its Standards for suppliers, to the extent such Standards are developed, and shall have the right to approve or disapprove any supplier that Sub-Franchisor has identified as an approved or designated supplier of any products or services for Franchisees in the Territory.

7.4 Upon written request by the Sub-Franchisor, PBFC will review Sub-Franchisor's operation and techniques in the area of franchise sales and support services, and may suggest methods of improvement.

8. **USE OF SYSTEM AND MARKS.**

8.1 Sub-Franchisor acknowledges that the name Planet Beach and all other Marks licensed hereunder or subsequently developed are owned by PBFC, and that only PBFC, Sub-Franchisor and PBFC's designated franchisees have the right to use such Marks and such other trade names, trade-marks and copyrights as may presently exist or be acquired and licensed for use by PBFC, along with ancillary signs, symbols or indicia used in connection or conjunction with said Marks. Sub-Franchisor further acknowledges that the Marks and the System constitute property which is substantial and of great value and that valuable goodwill (reputation) is attached to such trade names, trade-marks and that it will use such Marks only in the manner and to the extent specifically licensed by this Agreement. Sub-Franchisor further acknowledges that the value of the Marks and the System shall, at all times, inure to the benefit of PBFC and its Affiliates.

8.2 Sub-Franchisor acknowledges, and will not contest, infringe or harm PBFC's exclusive ownership and rights to each and every aspect of the System. Sub-Franchisor agrees to execute any and all documents that may be submitted from PBFC that it deems necessary to carry out the foregoing requirements. Sub-Franchisor's right to market the System and establish and sell Franchised Businesses is specifically limited to the Territory, and is subject to the supervision and control of PBFC as provided herein. Sub-Franchisor's rights will terminate upon the expiration or termination of the Agreement for any reason whatsoever.

8.3 Sub-Franchisor acknowledges that the Marks constitute a significant aspect of the System and Sub-Franchisor agrees that such Sub-Franchisor shall use the Marks only (i) to develop and operate Franchised Businesses through Franchisees; and (ii) to advertise the Marks in the Territory during the Term and any renewal term, if applicable. Sub-Franchisor shall have no right to use, or to permit Franchisees to use, the Marks in any manner that has not been expressly authorized by PBFC in writing, including the use of the Marks as the name, or part of any name, of any corporation, partnership or any entity under which Sub-Franchisor or any Franchisee within the Territory transacts any business. Sub-Franchisor's use of the Marks is subject to the control and approval of PBFC in every other respect.

8.4 Sub-Franchisor recognizes that others may have acquired or attempted to acquire the rights in or to colorable variations or copies of the Marks in the Territory; that PBFC does not represent, warrant or covenant that it or any of its Affiliates has the sole or exclusive right to use the Marks in the Territory or that the use of the Marks does not violate the rights of any other Person; and that there may be instances of use of the Marks in the Territory that is not authorized by PBFC. Sub-Franchisor and each Principal agree that these unauthorized uses shall not constitute defenses to their non-performance under this Agreement.

8.5. Sub-Franchisor acknowledges and agrees that the Operations Manual is proprietary and a confidential trade secret owned by PBFC and Sub-Franchisor will at all times treat these documents and materials as such. Sub-Franchisor must take all reasonable steps to maintain such information as confidential, restrict and prohibit unauthorized access to the Operations Manual and prohibit any copying, duplication or recording of any information contained therein. PBFC may from time to time update and revise the contents of the Operations Manual and distribute supplements thereto, and Sub-Franchisor expressly agrees to comply with each new or changed standard.

8.6 Except with the express written consent of PBFC, Sub-Franchisor and its Principals, either directly or indirectly, shall not attempt either within or outside the Territory to (i) register the Marks or translate the Marks into the Language, or (ii) register or to use any trade-mark in any language or in

combination with goods and services, which registration and/or use would create a likelihood of confusion with respect to the Marks.

8.7 Sub-Franchisor will promptly notify PBFC immediately by telephone, and thereafter in writing, of any apparent infringement or challenge to Sub-Franchisor's use of the Marks, or any claim by any Person of any rights in any Marks; and, Sub-Franchisor and each Principal will not communicate with any Person, other than PBFC, its counsel and Sub-Franchisor's counsel in connection with any infringement, challenge or claim. PBFC will have complete discretion (i) to take any action it deems appropriate in connection with any infringement or challenge, and (ii) the right to control exclusively any settlement, litigation, or proceeding arising out of any alleged infringement, challenge, or claim or otherwise relating to any Marks. Sub-Franchisor will execute all instruments and documents, render any assistance, and do any other acts or things that may, in the opinion of PBFC, be necessary or advisable to protect and maintain the interests of PBFC in any litigation or other proceeding or to otherwise protect and maintain the interests of PBFC in the Marks.

8.8 If PBFC at any time in its sole discretion determines that it is advisable for Sub-Franchisor and/or individual franchisees to modify or discontinue use of any Marks, and/or use one or more additional trade names, trade-marks or other commercial symbols, Sub-Franchisor agrees to comply therewith within a reasonable time after notice thereof by PBFC. Sub-Franchisor also agrees to utilize its best efforts to cause Franchisees within the Territory to comply likewise, at the sole cost and expense of the Franchisees.

9. NON-COMPETITION AND CONFIDENTIALITY.

9.1 Sub-Franchisor and each Principal agree that it shall receive valuable training regarding the operation and maintenance of Franchised Businesses, and Confidential Information which are beyond the present skills, experience and knowledge of Sub-Franchisor, any Principal and Sub-Franchisor's employees. The Confidential Information provided by PBFC in connection with this Agreement constitutes valuable, essential, necessary and indispensable information that Sub-Franchisor requires and needs in order to perform under and offer the goods and services described in this Agreement, each and every restriction imposed on Sub-Franchisor and its Principals in this Section constitutes measures necessary to maintain the identity, integrity and reputation of the System. Consequently, Sub-Franchisor and each Principal shall not, during the Term and for a period of 2 years following the expiration or early termination of this Agreement, or with respect to a Principal, commencing when such Principal ceases to meet the definition of Principal under this Agreement, have any interest as an owner, partner, director, officer, employee, consultant, investor, shareholder, licensor, licensee, lender, representative or agent, or in any other capacity, in any other business located (i) in the Territory, or (ii) within 20 kilometres of the perimeter of any Assigned Area (including Assigned Areas in which Sub-Franchisor or its Affiliate previously operated a Franchised Business) that includes offering tanning services or other services or products offered by Planet Beach salons ("Tanning Services"), or other services that are competitive with or substantially similar to, the products or services being offered by the Franchised Businesses. Nothing contained in this Section, however, shall restrict Sub-Franchisor and the Principals from (i) holding a 3% Ownership Interest in a business similar to the Franchised Business, where neither Sub-Franchisor nor any Principals have the power to influence the economic conduct of such similar business, or (ii) participating in any trade associations or organizations involving businesses offering Tanning Services.

9.2 The parties acknowledge and agree that the covenant contained in Section 9.1 is a reasonable limitation as to time, space, geographic area and scope of activity and does not impose a greater restraint than is necessary to protect the goodwill (reputation) or other business interests of PBFC. Subject to the terms of this Agreement, if all or any portion of the covenant contained in this Section is held unreasonable or unenforceable by a court or agency having valid jurisdiction in an unappealed decision to which PBFC is a party, Sub-Franchisor and the Principals expressly agree to be bound by the lesser covenant subsumed within the terms of the covenant that imposes the maximum duty permitted by law, as if the resulting covenant were separately stated in and made part of this Section.

9.3 Sub-Franchisor and each Principal shall, at all times during the Term and thereafter, use their best efforts to preserve the confidentiality of all Confidential Information. Sub-Franchisor shall use Confidential Information only in connection with the rights granted to it under this Agreement, including the right to sub-license the Marks and the System to third parties. Disclosure and access to Confidential Information shall be limited to Principals and to other Persons, including Franchisees, who need the Confidential Information to perform their obligations at Franchised Businesses and who have signed a confidentiality agreement in the form attached as **Exhibit "D"** or as otherwise prescribed by PBFC, as a condition of their employment or association with Sub-Franchisor. All Principals shall execute the Guaranty at **Exhibit "E"** and must also execute a confidentiality agreement in the form and manner prescribed by PBFC. Sub-Franchisor shall not permit copying of the Confidential Information, including computer software and any translation, decompiling, decoding, modification or other alteration of the source code of such software, without the express written consent of PBFC.

10. TERMINATION. The rights, licenses and territorial exclusivity granted to the Sub-Franchisor under this Agreement have been granted in reliance on Sub-Franchisor's representations and assurances, among others, that the conditions and obligations set forth in this Agreement will be met and performed in a timely manner.

10.1 The rights, licenses and territorial exclusivity may be terminated or rescinded without the need of obtaining any judicial or administrative judgment, ruling, arbitration award or resolution of any kind, immediately upon written notice to Sub-Franchisor, which shall be deemed an incurable default of this Agreement (in the understanding that the termination or rescission of this Agreement shall become effective immediately upon delivery of the written notice of termination to Sub-Franchisor), and Sub-Franchisor will no longer have any of the rights created by this Agreement, upon the happening of any of the following events:

10.1.1 In the event the Sub-Franchisor is adjudicated bankrupt, becomes insolvent (as revealed by its records or otherwise), or if Sub-Franchisor files a voluntary petition for commercial insolvency or suffers a permanent or temporary court-appointed receivership of substantially all of Sub-Franchisor's property, makes a general assignment for the benefit of creditors or suffers the filing of a voluntary or involuntary bankruptcy petition which is not dismissed within one year after filing;

10.1.2 Intentionally deleted.

10.1.3 If Sub-Franchisor is dissolved;

10.1.4 If the Sub-Franchisor fails to comply with the Development Schedule set forth in this Agreement and such default is not cured within 30 days after Sub-Franchisor receives notice of such default;

10.1.5 If Sub-Franchisor fails to ensure each Franchised Business maintains the Base Minimum Sales threshold in accordance with Section 5.6.8;

10.1.6 If Sub-Franchisor fails to cause each Franchise Agreement to be executed in accordance with Section 5.2.

10.1.7 If Sub-Franchisor or any Principal has made a material misrepresentation or omission in its application for master license rights or with respect to its representations and agreements contained in Section 5.9;

10.1.8 If Sub-Franchisor or any of its Principals is convicted by a trial court of or pleads guilty or not guilty to an indictable offence, or to any other crime or offense, or engages in any misconduct that may adversely affect the reputation of Sub-Franchisor, its Principals or Franchised Businesses or the goodwill or reputation associated with the Marks or the System;

10.1.9 If Sub-Franchisor or its principals makes any unauthorized use, disclosure of, or duplication of any Confidential Information or Copyrighted Works, or makes any unauthorized use of the Marks or the trade dress (decoration or image) of any Franchised Business;

10.1.10 Sub-Franchisor or its Principals violate the restrictions of Section 9 of this Agreement relating to the non-competition and confidentiality covenants;

10.1.11 Sub-Franchisor makes a Transfer in violation of Section 12 of this Agreement;

10.1.12 Sub-Franchisor fails to make any monetary payments to PBFC in accordance with the terms of this Agreement within 10 days of notice of such failure provided to Sub-Franchisor;

10.1.13 Sub-Franchisor fails, on 3 or more separate occasions within any period of 12 consecutive months to comply with the terms of this Agreement, whether or not such failures to comply are corrected after notice thereof is delivered to Sub-Franchisor;

10.1.14 Sub-Franchisor or any of its Principals commits a material default under the terms of any other agreement with PBFC, or its Affiliates and such default continues beyond any cure period after receipt of notice of such as provided in this Agreement;

10.1.15 Sub-Franchisor or any of its Principals commits an event of default under the terms of any loan or financing documents that results in the loss of any rights with respect to any material assets of the Sub-Franchisor or in any Franchised Business;

10.1.16 Sub-Franchisor fails to comply with any other provision of this Agreement, and does not correct such failure within 30 days after written notice of such failure is delivered to Sub-Franchisor; provided that, in relation to any default that cannot be reasonably corrected within such 30 days period, PBFC

shall not exercise its right to terminate or rescind this Agreement if Sub-Franchisor has continuously and diligently undertaken, and continues to utilize all best efforts to bring itself into full compliance with this Agreement within such 30 day period and furnishes proof acceptable to PBFC upon its request of such efforts and the date of full compliance will be achieved; or

10.1.17 If there is not substantial compliance with Section 5 and 75% of the Franchisees provide a written petition to PBFC that the Sub-Franchisor is not substantially providing the franchise support as outlined in their individual Franchise Agreement of which the Sub-Franchisor has direct control, PBFC will immediately give written notice of such substantial non-compliance. Upon receipt of notice of non-compliance and Franchisee petition the Sub-Franchisor will have 90 days or such time as is reasonable to cure such defaults.

10.2 The events of default and grounds for termination described in this Section will be independent and in addition to any other grounds for termination and remedies contained elsewhere in this Agreement or in any individual Franchise Agreement executed between PBFC and the Sub-Franchisor.

10.3 Upon termination or expiration of this Agreement, the Sub-Franchisor will not have further rights to receive any portion of any fees paid by Franchisees pursuant to any Franchise Agreement, and PBFC will have complete and exclusive rights to the franchise and royalty fees collected from each Franchised Business within the Territory should it obtain an assignment of all of Sub-Franchisor's Agreement Interest in accordance with Section 11.2 of this Agreement.

10.4 No right or remedy herein conferred upon or reserved to PBFC is exclusive of any other right or remedy provided or permitted by law or equity.

11. SUB-FRANCHISOR'S OBLIGATIONS ON TERMINATION AND EXPIRATION.

11.1 Sub-Franchisor and its Principals agree that after the termination or expiration of this Agreement (including any transfer of this Agreement), for any reason, it shall:

11.1.1 Not directly or indirectly at any time or in any manner identify itself or any business as a current or former franchisee, licensee or dealer of, or as otherwise associated with, PBFC, or directly or indirectly use any of the Marks, any colourable imitation thereof or other indicia of a Franchised Business or the System, including Confidential Information, in any manner or for any purpose, or utilize for any purpose any trade name, trade-mark or other commercial symbol that suggests or indicates a connection or association with PBFC or its affiliates and franchisees;

11.1.2 Within a period of 10 days return to PBFC all signs, Operations Manuals, brochures, advertising materials, forms, invoices and other materials containing any Marks or otherwise identifying or relating to the System or the operation of a Franchised Business and allow PBFC, without liability, to remove all such items from the Sub-Franchisor's offices;

11.1.3 Within 10 days take such action as may be required to cancel all trade name or equivalent registrations relating to its use of any Marks;

11.1.4 Within 10 days notify the appropriate telephone company and all telephone directory listing agencies of the termination or expiration of Sub-Franchisor's right to use any telephone numbers and any regular, classified or other telephone directory listings associated with any Marks and authorize transfer of same to or at the direction of PBFC. Sub-Franchisor agrees to execute updated letters of direction to telephone companies and telephone directory listing agencies directing termination and/or transfer of Sub-Franchisor's right to use telephone numbers associated with the Marks, which PBFC may hold until termination or expiration hereof. Sub-Franchisor acknowledges that as between PBFC and Sub-Franchisor, PBFC has the sole right to and interest in all telephone numbers and directory listing associated with any Marks. Sub-Franchisor authorizes PBFC, and hereby appoints PBFC and any officer of PBFC as its attorney in fact, to direct the appropriate telephone company and all listing agencies to transfer same to PBFC or at is direction, should Sub-Franchisor fail or refuse to do so, and the appropriate telephone company and all listing agencies may accept such direction of this Agreement or Sub-Franchisor's letter of direction held by PBFC as conclusive of the exclusive rights of PBFC in such telephone number and directory listings and its authority to direct their transfer;

11.1.5 Comply with the confidentiality and non-competition obligations set forth in Section 9 of this Agreement; and

11.1.6 Furnish to PBFC, within 30 days after the effective date of termination or expiration, evidence satisfactory to PBFC of Sub-Franchisor's compliance with the foregoing obligations.

11.2 Upon the termination or expiration of this Agreement, PBFC shall have the right and option in its sole discretion, to:

11.2.1 obtain the assignment of, and Sub-Franchisor shall assign to PBFC or its designee, all of Sub-Franchisor's Agreement Interest, including any assets derived thereof, in and to any or all of the Franchise Agreements then in effect for which PBFC shall not be obligated to pay compensation to Sub-Franchisor;

11.2.2 require any or all of the Franchisees to promptly execute a new Franchise Agreement (and other agreements) with PBFC, another master franchisee appointed by PBFC or another entity altogether;

11.2.3 assume specific rights, obligations, duties and benefits of Sub-Franchisor in connection with the Master Franchise Agreement vis-à-vis any or all of the Franchisees at any time pursuant to the terms and conditions of the Master Franchise Agreement; and/or

11.2.4 terminate or rescind any or all of the then existing Franchise Agreements upon notice to each Franchisee without the need of obtaining any judicial or administrative judgment, ruling, arbitration award or resolution of any kind.

In this regard, Sub-Franchisor shall require each of its Franchisees to execute the Acknowledgement of Sub-Franchisor Relationship and Consent to Assignment attached hereto as **Exhibit "C"**. Such form shall be included as a schedule in each Franchise Agreement entered into by Sub-Franchisor with its franchisees.

11.3 Upon the assumption of one or more Franchise Agreements pursuant to Section 11.2.1, Sub-Franchisor does hereby assign and Transfer all of its Agreement Interest in and to such Franchise Agreements

to PBFC or its designee, and Sub-Franchisor agrees to execute (and shall cause the applicable Franchisees to execute) any documents and take such other action as deemed necessary by PBFC to effect such assignment and Transfer. Upon the effective assignment and Transfer of any Franchise Agreement as provided above, PBFC or its designee shall assume the rights and undertake the obligations arising under such Franchise Agreement after the effective date of assignment. Neither PBFC nor its designee shall under any circumstances assume or be liable for any obligation for performance or obligation or liability for default or non-performance of Sub-Franchisor under the particular Franchise Agreement or this Agreement (or on any other basis) that arose prior to the effective date of the assignment. Therefore, Sub-Franchisor and Sub-Franchisor's Principals shall be liable for any obligation for performance or obligation or liability for default or non-performance under any Franchise Agreement of PBFC or its designee that arises before and after the effective date of assignment.

12. TRANSFERS.

12.1 PBFC has the right to Transfer this Agreement, all of its rights and privileges hereunder, any direct or indirect rights in any Franchise Agreement and/or any or all assets of PBFC, to any Person without Sub-Franchisor's or any Principal's consent, provided that, with respect to any assignment resulting in the subsequent performance by the assignee of the functions of PBFC the assignee shall expressly assume and agree to perform such obligations.

12.2 Specifically, and without limitation to the foregoing, Sub-Franchisor expressly affirms and agrees that PBFC may sell its assets, its Marks, or its System outright to a third party; may go public; may engage in a private placement of some or all of its securities; may merge, acquire other corporations, or be acquired by another corporation; may undertake a refinancing, recapitalization, leveraged buy out or other economic or financial restructuring; and, with regard to any or all of the above sales, assignments and dispositions, Sub-Franchisor expressly and specifically waives any claims, demands or damages arising from or related to the loss of said Marks (or any variation thereof).

12.3 Nothing contained in this Agreement requires PBFC to remain in the business or to offer the same products and services, whether or not bearing the Marks, in the event that PBFC exercises its rights hereunder to assign its rights in this Agreement.

12.4 Sub-Franchisor understands and acknowledges that the rights and duties set forth in this Master Franchise Agreement are personal to the Sub-Franchisor and are granted in reliance upon the individual or collective character, skill, aptitude and business and financial capacity of Sub-Franchisor or its Principals. Sub-Franchisor has represented to PBFC that Sub-Franchisor is entering into this Agreement with the intention of complying with its terms and conditions and not for the purpose of resale of its rights and obligations hereunder.

12.5 In the event that the Sub-Franchisor desires to sell its interest, right or license under this Agreement, it must submit to PBFC, in writing, the terms and conditions of any proposed sale or transfer, including the name or names of person or entity desiring to purchase such interest, rights or license of the Sub-Franchisor. PBFC will have 30 days from the date of the receipt of any notice of a bona fide offer to sell, to purchase the interest of the Sub-Franchisor upon the same terms and conditions as set forth in the offer to sell to the bona fide offeree. The right of first refusal granted hereunder to PBFC may be exercised in connection with any offer to sell which may be made by the Sub-Franchisor during the entire term of this Agreement and

any renewal thereof. In the event that PBFC elects not to purchase the interest, rights and licenses granted to the Sub-Franchisor, then the remaining provisions of this Section 12 shall apply.

12.6 Neither Sub-Franchisor nor any partner or shareholder thereof may, without PBFC prior written consent, directly or indirectly sell, assign, transfer, convey, give away, pledge, mortgage or otherwise encumber any interest in this Agreement without the prior written consent of PBFC.

12.7 PBFC will not unreasonably withhold or delay its consent to the transfer of any interest in the Sub-Franchisor; provided, however, that prior to the time of the transfer, PBFC may, in its sole discretion require that:

12.7.1 The transferee demonstrate to PBFC's satisfaction that it meets PBFC's requirements that existed under the original Agreement and have the adequate financial resources and capital to manage the Territory; and transferee must submit to PBFC an application in the form prescribed by PBFC;

12.7.2 At transferee's expense and upon such other terms and conditions as PBFC may reasonably require, transferee or transferee's manager must complete any training course then in effect for Sub-Franchisors;

12.7.1 Except in the case of a transfer to a corporation formed solely for the convenience of ownership, a transfer fee of 10% of PBFC's then-current Sub-Franchisor transfer fee shall be paid to PBFC from Sub-Franchisor;

12.7.4 Sub-Franchisor's execution of a general release, in a form prescribed by PBFC, of all claims against PBFC, it affiliates and its officers, developers, agents, and employees. Notwithstanding such release, Sub-Franchisor shall remain obligated under those provisions of this Agreement that expressly extend beyond the term hereof; and

12.7.5 Transferee's execution of PBFC's then-current Master Franchise Agreement.

12.8 In the event of the death or Permanent Disability of the Sub-Franchisor, the spouse or personal representative of Sub-Franchisor may, on request in writing to PBFC made within 90 days of such death or Permanent Disability, continue to act as Sub-Franchisor under this Agreement for a period of 1 year from the date such request is received by PBFC to the expiration of the aforesaid 1 year period, provided that the spouse or personal representative of a deceased or incapacitated Sub-Franchisor, as the case may be, must file with PBFC an application for a Master Franchise Agreement or request a buy out of the Agreement from PBFC at an amount equal to 10 times the previous 12 months royalty payments received by the Sub-Franchisor or his estate, in the event of the death of the Sub-Franchisor, from PBFC under the terms of the Agreement.

12.9 If application is made to PBFC for a Master Franchise Agreement, PBFC agrees to authorize the person designated in such application to become a Sub-Franchisor under this Agreement for the balance of the term hereof provided that such person substantially meets PBFC's qualifications to become an Sub-Franchisor under the terms of this Agreement and this Agreement is not in default. No transfer fee will be required upon transfer of this Agreement to the surviving spouse, heirs, beneficiaries or devisee of Sub-Franchisor. Except as provided in this Agreement, if the representative fails to take the steps stated above,

PBFC will automatically assume the rights of the Sub-Franchisor 1 year after the death or Permanent Disability of the Sub-Franchisor.

12.10 Neither Sub-Franchisor nor any of its Affiliates or Principals may engage in a Securities Offering without the prior written consent of PBFC (whether or not PBFC's consent is required). PBFC's consent will be conditioned upon (i) its verification that the Prospectus does not state or imply (by use of the Marks or otherwise) that PBFC is sponsoring or otherwise participating in the Securities Offering or that PBFC will receive any part of the proceeds from the Securities Offering, and (ii) its receipt of a legal opinion from PBFC's counsel satisfactory to PBFC stating (a) that the Prospectus and the conduct of the Securities Offering comply in all material respects with the laws of each country from which an offer of securities originates or into which an offer of securities is directed, and (b) that neither the conduct nor the consummation of the Securities Offering will result in a violation of any of the laws, rules or regulations referenced in Section 5.9 of this Agreement. To obtain PBFC's consent, Sub-Franchisor must submit the required legal opinion and a complete copy of the Prospectus to PBFC prior to the time the Prospectus is filed with a government agency or official or, if an exempt Securities Offering is contemplated, prior to the delivery of the Prospectus to any prospective investor. PBFC will have 30 days after its receipt of the Prospectus and the required legal opinion either to provide its consent or to advise Sub-Franchisor of the deficiencies that must be corrected prior to PBFC providing its consent. PBFC will have no obligation to provide its consent until all deficiencies it notes have been corrected. Sub-Franchisor, the Principals and the other participants in a Securities Offering will fully indemnify PBFC in connection with the offering. For each proposed Securities Offering, Sub-Franchisor will pay PBFC an Offering Fee.

12.11 Due to the difficulty of establishing the precise amount of damages for breach of the obligations undertaken by Sub-Franchisor and the Principals in Section 5.6., and in consideration of PBFC's deferral of any right to operate Franchised Businesses in the Territory and the specialized training, confidential information and value of the System provided under this Agreement, Sub-Franchisor agrees to pay PBFC monetary damages in the amount of $ 100.00 U.S. per day for each day the breach continues, as liquidated damages and not as a penalty. This is in addition to the other remedies provided for in this Agreement or otherwise available to PBFC.

13. RELATIONSHIP OF THE PARTIES. The appointment of Sub-Franchisor pursuant to this Agreement does not make him an agent, partner, legal representative or employee of PBFC and the parties expressly agree that Sub-Franchisor is an independent contractor. Sub-Franchisor does not have the right to bind PBFC to transact any business or make any promises or representations on behalf of PBFC, except as herein expressly provided. Sub-Franchisor will at all times represent himself only as an independent contractor who has been appointed and licensed as a Sub-Franchisor. Neither this Agreement nor the relationship between the parties hereto constitutes a partnership or a joint venture between Sub-Franchisor and PBFC.

14. INDEMNIFICATION.

14.1 Commencing on the Effective Date, Sub-Franchisor and each Principal shall indemnify, defend and save harmless to the fullest extent permitted by the law, the Indemnified Parties, from and against Losses and Expenses arising out of or resulting from Sub-Franchisor's or any Principal's breach of any covenant, representation or warranty in this Agreement, or because of any act or omission of the Sub-Franchisor, any Principal or anyone associated with, employed by, or affiliated with Sub-Franchisor

(regardless of the strict liability or negligence, whether sole, joint, concurrent, active or passive, actual or alleged, of the Indemnified Parties). Sub-Franchisor shall promptly give written notice to PBFC of any action, suit, proceeding, claim, demand, inquiry, or investigation related to the foregoing.

14.2 PBFC shall have the right, through counsel of its choice at Sub-Franchisor's expense, to control the defense, respond to or settle any such action, and such undertaking by PBFC shall not, in any manner or form, diminish Sub-Franchisor's or any Principal's obligations to PBFC under this Agreement.

14.3 Under no circumstances shall PBFC be required or obligated to seek recovery from third parties or otherwise mitigate its losses in order to maintain a claim under this indemnity and against Sub-Franchisor or any Principals, and the failure of PBFC to pursue such recovery or mitigate such loss will in no way reduce the amounts recoverable by PBFC from Sub-Franchisor or any Principal.

14.4 This indemnification provided in this Section 14 shall survive the expiration or termination of this Agreement, or any Transfer under this Agreement.

15. GOVERNING LAW; JURISDICTION.

15.1 The parties agree that for all matters related to the interpretation and performance of this Agreement, the parties submit themselves to the applicable laws and to the competent courts in the Territory, expressly waiving any other forum to which they might be entitled by reason of their present or future domiciles. However, PBFC may in its sole discretion elect to apply to a court of competent jurisdiction to seek preventive measures with respect to matters involving alleged misuse of the Marks, Operations Manuals or Confidential Information.

15.2 Nothing contained in this Agreement herein shall prevent PBFC from applying to or obtaining from any court having jurisdiction a writ of attachment, preliminary or permanent injunctive relief or preventive measures as may be available in accordance with the applicable laws, whether judicially or extra-judicially, and including specifically such relief as may be provided by a court of competent jurisdiction in the exercise of its powers (including the right to terminate or rescind this Agreement), without the necessity of showing actual or threatened damage and without being required to furnish a bond or other security.

15.3 To the fullest extent permitted by law and except as expressly provided in this Agreement, the parties waive any right to or claim for damages (including, without limitation, lost profits) which either party may have against the other arising out of any cause whatsoever (whether such cause be based in contract, negligence, strict liability, other tort or otherwise) and agree that in the event of a dispute, recovery shall be limited to actual damages; provided that such waiver shall not apply to any claim (i) by PBFC for damages under this Agreement; (b) by PBFC or Sub-Franchisor for legal fees or costs and expenses under this Agreement; and/or (c) for lost profits by PBFC or Sub-Franchisor and the Principals upon or arising out of the termination of this Agreement. If any other term of this Agreement is found or determined to be unconscionable or unenforceable for any reason, the foregoing provisions shall continue in full force and effect, including, without limitation, the waiver of any right to claim any damages.

Sub-Franchisor, its Affiliates and each Principal thereof acknowledge that this Section 15.3 has been specifically brought to their attention and explained to them, and each acknowledges that

they have read and understand this Section and have had the opportunity to discuss it with their legal counsel.

INITIAL: ____ ____ ____

16. MISCELLANEOUS.

16.1 This Agreement shall become a binding and enforceable contract between PBFC and Sub-Franchisor only upon its execution by an authorized officer of PBFC.

16.2 This Agreement may be modified only upon the execution of a written agreement by PBFC and Sub-Franchisor. PBFC reserves and will have the sole right to make changes in the Operations Manual, the System and the Marks at any time and without prior notice to Sub-Franchisor. Sub-Franchisor must promptly alter any signs, products, business materials or related items, at its sole cost and expense, upon written receipt of notice of such change or modification in order to conform with PBFC revised specifications. In the event that any improvement or addition to the Manual, the System or the Marks is developed by Sub-Franchisor, then Sub-Franchisor agrees to grant to PBFC an irrevocable, world-wide, exclusive, royalty-free license, with the right to sublicense such improvement or addition.

16.3 Sub-Franchisor understands and agrees that due to changes in competitive circumstances, presently unforeseen changes in the needs of customers, and/or presently unforeseen technological innovations, the System must not remain static, in order that it best serve the interests of PBFC, Sub-Franchisor and the System. Accordingly, Sub-Franchisor expressly understands and agrees that PBFC may from time to time change the components of the System, including but not limited to, altering the programs, services, methods, standards, forms, policies and procedures of that System; adding to, deleting from or modifying those programs, products and services which the Planet Beach business is authorized to offer; and changing, improving or modifying the Marks. Subject to the other provisions of this Agreement, Sub-Franchisor expressly agrees to abide by any such modifications, changes, additions, deletions and alterations.

16.4 Any and all notices required or permitted under this Agreement shall be in writing, shall be sent to the respective parties at the address set forth in the Summary Pages and shall be personally delivered or (i) sent by expedited delivery service (such as DHL Courier) or ; (iii) sent by facsimile (provided that the sender confirms the facsimile, by sending an original confirmation copy by expedited delivery service within 5 days after transmission).

16.5 If either party institutes any judicial or arbitration proceeding to enforce any monetary or nonmonetary obligations or interpret the terms of this Agreement and PBFC prevails in the action or proceeding, Sub-Franchisor shall be liable to PBFC for all costs, including reasonable attorneys' fees, incurred in connection with such proceeding.

16.6 PBFC's failure to insist upon strict compliance with any provision of this Agreement shall not be a waiver of PBFC's right to do so, any law, custom, usage or rule to the contrary notwithstanding. Delay or omission by PBFC respecting any breach or default shall not affect PBFC's rights respecting any subsequent breaches or defaults. All rights and remedies granted in this Agreement

shall be cumulative. PBFC's election to exercise any remedy available by law or contract shall not be deemed a waiver or preclude exercise of any other remedy.

16.7 This Agreement, including all Exhibits attached hereto, contains the entire agreement between the parties with respect to the subject matter dealt with in this Agreement; no promises, inducements or representations not contained in this Agreement or the Disclosure Document, if one has been provided to the Sub-Franchisor, have been made, nor shall any be of any force or effect, or binding on the parties.

16.8 PBFC expressly disclaims the making of, and Sub-Franchisor acknowledges that it has not received or relied upon, any warranty or guarantee, express or implied, as to the revenues, profits or potential for success of the business venture contemplated by this Agreement. Sub-Franchisor has no knowledge of any representations by PBFC or any of its officers, directors, shareholders, employees or agents that are contrary to the terms of this Agreement.

16.9 This Agreement and the Exhibits shall be executed in English. Sub-Franchisor shall have the obligation and shall bear the cost to translate this Agreement into the Language for purposes of compliance with any applicable laws; provided PBFC may choose the translator who will translate the Agreement in its absolute discretion. If any dispute or question of interpretation concerning this Agreement arises, the provisions of the English version(s) shall prevail and control. Further, PBFC may appoint a translator to translate into the Language all materials provided under this Agreement by PBFC to Sub-Franchisor in connection with this Agreement, which materials shall include, without limitation, the Operations Manual. Sub-Franchisor shall be solely responsible for the costs and expenses associated with any translations required in the preceding sentence. If any dispute or question of interpretation concerning such translated materials arises, the provisions of the English version(s) shall control. If any additional translation of this Agreement or such materials is specifically required by any court having jurisdiction, arbitration panel or by any other tribunal, PBFC and Sub-Franchisor shall share equally the costs and expenses associated with such translation. Sub-Franchisor acknowledges that any translation of this Agreement or any materials provided under this Agreement, whether commissioned or paid for by PBFC or Sub-Franchisor, shall be deemed a part of the Confidential Information.

16.10 Any provisions of this Agreement which may be reasonably interpreted to impose any obligation after termination or expiration hereof shall survive such termination or expiration and be binding upon the parties.

16.11 The parties agree that if any provisions of this Agreement may be construed in two ways, one of which would render the provision illegal or otherwise voidable or unenforceable and the other which would render it valid and enforceable, such provision shall have the meaning, which renders it valid and enforceable. The language of all provisions of this Agreement shall be construed according to fair meaning and not strictly construed against either party. The provisions of this Agreement are severable, and this Agreement shall be interpreted and enforced as if all completely invalid or unenforceable provisions were not contained herein, and partially valid and enforceable provisions shall be enforced to the extent that they are valid and enforceable. If any material provision of this Agreement shall be stricken or declared invalid, the parties agree to negotiate mutually acceptable substitute provisions. In the event that the parties are unable to agree upon such provisions, PBFC reserves the right to terminate this Agreement.

16.12 All words used herein in the singular shall extend to and include the plural, and vice versa, and all words in any gender shall extend to and include all genders.

16.13 All reports and statements provided for herein to be delivered by Sub-Franchisor to PBFC shall be in English and shall be presented in Arabic numerals.

16.14 This Agreement shall be binding upon the parties and their heirs, executors, personal representatives, successors and assigns. Sub-Franchisor and its Principals shall be jointly and severally liable for the performance of all terms, covenants and conditions hereof. The Principals shall jointly and severally guarantee Sub-Franchisor's performance of all of Sub-Franchisor's obligations, covenants and agreements under this Agreement pursuant to the terms and conditions of the Guaranty at **Exhibit "E"**.

16.15 The success of the business venture contemplated to be undertaken by Sub-Franchisor by virtue of this Agreement is speculative and depends, to a large extent, upon the ability of the Sub-Franchisor as an independent businessman, and its active participation in the daily affairs of the business as well as other factors. PBFC does not make any representations or warranty, express or implied, as to the potential success of the business venture contemplated hereby.

16.16 Sub-Franchisor acknowledges that it has entered into this Agreement after making an independent investigation of PBFC's operations and not upon any representation as to gross revenues, volume, potential earnings or profits which Sub-Franchisor in particular might be expected to realize, nor has anyone made any other representation which is not expressly set forth herein, to induce Sub-Franchisor to accept this license and execute this agreement.

16.17 Sub-Franchisor represents that it has read this Agreement in its entirety and that it has been given the opportunity to clarify any provisions that it did not understand and to consult with a lawyer or other professional advisor. Sub-Franchisor further represents that it understands English language, the terms, conditions and obligations of this Agreement and agrees to be bound thereby.

16.18 In the event of any conflict between the provisions of this Agreement and any Franchise Agreement, the provisions of this Agreement shall govern.

16.19 The Ownership Interests in Sub-Franchisor are completely and accurately described in **Exhibit "F"** to this Agreement.

16.20 This Agreement may be executed in two or more counterparts, each of which shall govern and control.

16.21 Sub-Franchisor agrees that any and all expenses, obligations or other costs incurred by Sub-Franchisor and all Franchisees in the conduct of Sub-Franchisor's and Franchisees' business pursuant to this Agreement and to the Franchise Agreements shall be borne by Sub-Franchisor or such Franchisees, as the case may be, and PBFC shall have no responsibility or liability for any of such expenses, obligations or other costs and Sub-Franchisor shall indemnify PBFC and hold it harmless from and against all such expenses, obligations and other costs.

IN WITNESS WHEREOF, the parties hereto, intending to be legally bound hereby, have duly executed and delivered this Agreement the date and year first written above.

ATTEST:

Planet Beach Franchising Corporation

By: ______________________

SUB-FRANCHISOR (CORPORATION)

Mark F. Blaney
Witness

By: Michelle Blaney as director of 1157884 AB Ltd
Director, Title
1157884 AB Ltd

EXHIBIT "A"

DEFINED TERMS

1.1 "Affiliates" shall mean an entity controlling, controlled by, or under common control with another entity.

1.2 "Agreement Interest" shall mean any and all of Sub-Franchisor's right, title and interest, whether direct or indirect, in and to, any or all of the Master Franchise Agreement and other Franchise Agreements then in effect.

1.3 "Arbitration Location" shall mean the location stated in the Summary Pages.

1.4 "Assigned Area" shall mean the geographic area assigned to a Franchisee under a Franchise Agreement in which a Franchisee shall be permitted to operate a Franchised Business.

1.5 "Base Minimum Sales" shall mean a minimum average monthly sales volume described in the Summary Pages.

1.6 "Business Day" shall mean any calendar day except Saturday, Sunday and holidays provided under the laws of the State of Louisiana and the laws of any geographic area in which Sub-Franchisor has its principal place of business.

1.7 "Commencement Date" means the date a Franchisee opens a Franchised Business pursuant to a valid Franchise Agreement with Sub-Franchisor.

1.8 "Confidential Information" shall mean any know-how and trade secrets (whether or not judicially recognized as a trade secret), and all other information not generally known, that is or was developed and/or is owned by PBFC or any of its Affiliates, or their officers, directors, employees, agents, representatives, master licensees, and licensees, including, but not limited to all Operations Manuals, Customer Information and other documentation, including those on the subjects of management and administration, field operation, purchasing, marketing and all other information PBFC or its Affiliates provides to or makes available to Sub-Franchisor and its Principals, in any form or by any method, solely for use in the operation of Franchised Businesses under this Agreement or under any Franchise Agreement.

1.9 "Consumer Price Index" shall mean (i) the Consumer Price Index (All Items for Regional Cities, at Calgary, Alberta) published by Statistics Canada (or by a successor or other governmental agency, including a provincial agency), or (ii) if the Consumer Price Index is no longer published, an index published in substitution for the Consumer Price Index or any replacement index agreed upon by Sub-Franchisor and PBFC, both acting reasonably. If a substitution is required, the parties will make the necessary conversions.

1.10 "Continuing Royalty" shall mean the periodic fee payable to PBFC described in the Summary Pages.

1.11 "Control" shall mean possession (through one or more intermediaries) of the power to direct or cause the direction of, the management or policies of any other entity, whether through the ownership of voting interest, by contract or otherwise.

1.12 "Controlled Franchisee" shall mean a legal entity that Sub-Franchisor Controls and meets PBFC's then-current Standards.

1.13 "Copyrighted Works" means certain copyrighted or copyrightable works designated by PBFC for use in connection with the operation of a Franchised Business from time to time, in its sole judgment.

1.14 "Corporate" shall mean a corporation, limited liability company, or limited or general partnership or other legal entity.

1.15 "Customer Information" shall mean any document, database, worksheet or other compilation, no matter the medium in which it is recorded, stored or generated and no matter whether coded, encrypted or translated into the Language, that contains any element of the name address, e-mail address or telephone number of any residential or commercial customer to whom any Franchised Business provides products or services to during the Term.

1.16 "Development Period" shall mean each of the time periods comprising the Development Schedule as set forth in the Summary Pages.

1.17 "Development Schedule" shall mean all of the time periods in which Sub-Franchisor must have open and in operation a prescribed number of Franchised Businesses as set forth in the Summary Pages.

1.18 "Effective Date" shall mean the date an authorized officer of PBFC executes this Agreement as set forth on the Summary Pages.

1.19 "Franchise Agreement" shall mean PBFC's then-current form of Franchise Agreement, including all attachments, exhibits, riders and other agreements used in connection therewith customarily used by PBFC in connection with the offering and granting of master-franchises internationally; a copy of the current form of such Franchise Agreement is attached as **Exhibit "B"** to this Agreement.

1.20 "Franchisee" shall mean, collectively, all franchisees who execute a Franchise Agreement and operate a Franchised Business in the Territory pursuant to this Agreement.

1.21 "Franchised Business" means a business, identified by the Marks and operated in accordance with the System pursuant to a valid Franchise Agreement with Sub-Franchisor or PBFC.

1.22 "Governing Law" shall mean the laws under which this Agreement shall be interpreted and enforced as described in the Summary Pages.

1.23 "Gross Sales" shall have the meaning ascribed to it in the Franchise Agreement.

1.24 "Indemnified Parties" shall mean PBFC, its Affiliates and their respective officers, directors, agents, employees, successors and assigns.

1.25 "Initial Franchised Business Fee" shall mean the amount payable by Sub-Franchisor to PBFC for each Franchised Business to be operated by a Franchisee pursuant to a Franchise Agreement.

1.26 "Initial Master License Fee" shall mean the amount set forth in the Summary Pages payable by Sub-Franchisor to PBFC for the rights granted under this Agreement.

1.27 "Language" shall mean the language of the Territory as described in the Summary Pages to which this Agreement and certain other documents and materials described in this Agreement may be translated.

1.28 "Planet Beach's Web site" shall mean one or more Internet Web sites that may, among other things, facilitate orders, provide information about the System and the products and services that are offered on the Web site and at a Franchised Business in the Territory pursuant to this Agreement.

1.29 "Losses and Expenses" shall mean all payments of money (including, without limitation, all losses, costs, liabilities, damages (including, but not limited to, incidental, actual, consequential and punitive damages), claims, fines, settlement amounts, legal, accounting and other professional costs and expenses) of every kind and description incurred by the Indemnified Parties under Section 14 in connection with or as a result of any demand, claim, lawsuit or cause of action of any Person.

1.30 "Marks" shall mean the trade-mark "Planet Beach" in the form shown on the Summary Pages, as well as all other trade-marks, logos, emblems, indicia of origin and other designs as may be adopted by and authorized for use in writing by PBFC from time to time during the Term.

1.31 "Marketing Fund" shall mean a fund administered by Sub-Franchisor for marketing and promotional activities to be conducted in the Territory.

1.32 "Marketing Fund Contribution" shall mean the percentage of Gross Sales established by Sub-Franchisor to be paid by each Franchisee to the Marketing Fund administered by Sub-Franchisor for marketing and promotional activities to be conducted it the Territory.

1.33 "Master License" shall mean the right to use and sublicense the use of the System and Marks in the Territory granted pursuant to this Agreement.

1.34 "Offering Fee" shall mean PBFC's reasonable costs and expenses associated with reviewing a proposed offering, including, without limitation, legal and accounting fees and salaries of PBFC's personnel and its professional advisors.

1.35 "Ownership Interest" shall mean (a) in relation to a company, the ownership or shares in the company; (b) in relation to a partnership, the ownership of a general or limited partnership interest; (c) in relation to a trust, the ownership of the beneficial interest of such trust; and (d) in relation to a limited liability company, any membership interest.

1.36 "Permanent Disability" shall mean any physical, emotional or mental injury, illness or incapacity which would prevent a Person from performing the obligations set forth in this Agreement or in the Guaranty attached as **Exhibit "E"** for at least 90 consecutive days and from which condition recovery within 90 days from the date of determination of disability is unlikely. Permanent Disability will be determined by a licensed practicing physician selected by PBFC upon examination of the individual; or if the individual refuses to submit to an examination, then such individual will be automatically deemed permanently disabled as of the date of such refusal for the purposes of this Agreement. The costs of any examination required to determine Permanent Disability will be paid by PBFC.

1.37 "Person" shall mean an individual (and the heirs, executors, administrators or other legal representatives of an individual), a partnership, a corporation, a limited liability company, a government, or any department or agency thereof, a trustee, a trust and any other organization.

1.38 "Principal" shall mean, collectively or individually, all officers, directors, and holders of a direct or indirect Ownership Interest in Sub-Franchisor or in any Affiliate of Sub-Franchisor (including any corporation or other entity directly or indirectly controlling Sub-Franchisor or any Affiliate) as designated by PBFC.

1.39 "Prospectus" shall mean a statutory prospectus (preliminary or final), a private placement memorandum or any similar document that a company may use to convey information about a public offering or private placement of equity or debt securities.

1.40 "Securities Offering" means a public offering or private placement of any equity or debt securities or of any securities convertible into or exchangeable for equity securities by Sub-Franchisor or, if any of the proceeds of the offering are to be invested in or loaned to Sub-Franchisor, or if the Prospectus, an Affiliate or any other Person uses in connection with the offering mentions PBFC or describes the relationship between PBFC and Sub-Franchisor.

1.41 "Software" shall mean all computer programs and computer code (e.g. "HTML, Java) used for or on the Web site, excluding any Software owned by third parties.

1.42 "Standards" shall mean the methods, specifications, standards and procedures for operating and managing a Franchised Business set forth in the Operations Manual.

1.43 "Summary Pages" shall mean the pages preceding the Master Franchise Agreement identified as "SUMMARY PAGES.

1.44 "System" shall mean a comprehensive marketing and operational system prescribed by PBFC to be used in the conduct of the Franchised Businesses, as set forth in this Agreement and in the Operations Manual, as amended from time to time. The System shall include, among other things, the Marks and certain advertising, marketing and sales programs and techniques, training programs and materials, artwork, graphics, layouts, slogans, names, titles, text and other intellectual property that PBFC makes available to Sub-Franchisor. PBFC, in its sole discretion, may improve and/or change the System from time to time (including adding to, deleting or modifying elements of the System, establishing categories or classifications of master franchisees or franchisees and amending the Operations Manual) for the intended purpose of making the System more effective, efficient, economical or competitive; adapting to or taking

advantage of competitive conditions, opportunities, technology, materials or local marketing needs and conditions; enhancing the reputation or public acceptance of the System; and/or better serving the public.

1.45. "Term" shall mean the period set out at Section 4.1 of this Agreement commencing on the later to occur of (i) the date this Agreement is signed by an authorized officer of PBFC; or (ii) the date any approval of a government agency required under this Agreement as determined by PBFC and terminating on the earlier of the expiration of then years or the date of the earlier termination of this Agreement.

1.46 "Territory" shall mean the area described in the Summary Pages.

1.47 "Transfer" shall mean a transfer by Sub-Franchisor (or any of its respective Principals) of any or all interest in or grant of any security interest in the Master Franchise or this Agreement or Ownership Interest in Sub-Franchise or any entity directly or indirectly controlling Sub-Franchisor. Transfer shall also mean, with respect to PBFC, any transfer of any interest in this Agreement or any Ownership Interest in PBFC or any of its Affiliates or any entity directly or indirectly controlling PBFC or any of its Affiliates.

1.48 "Transfer Fee" shall mean a fee equal to PBFC's costs incurred in connection with the approval of the transferee, and the handling of the transfer and related documentation.

1.49 "Unaffiliated Franchisee" shall mean any Person other than a Controlled Franchisee that is granted a nonexclusive right to use the System and Marks to develop and operate a Franchised Business in the Territory.

ATTEST:

PLANET BEACH FRANCHISING CORPORATION

By: [signature]

SUB-FRANCHISOR (CORPORATION)

[signature: Mark F. Blaney]
Witness

By: Michelle Blaney as director of 1157884 AB Ltd
Director Title

EXHIBIT "B"

UNIT FRANCHISE AGREEMENT

EXHIBIT "C"

ACKNOWLEDGEMENT OF SUB-FRANCHISOR RELATIONSHIP
AND CONSENT TO ASSIGNMENT

IN CONSIDERATION of the grant by [____________________] ("Sub-Franchisor") to [____________________] as Franchisee, under the Franchise Agreement (the "Agreement"), and other good and valuable consideration (the receipt and sufficiency of which is hereby acknowledged), the undersigned acknowledges and agrees as follows:

1. When used in this Acknowledgment, all words or expressions which are capitalized shall have the same meaning as given thereto in the Agreement, unless otherwise defined herein.

2. Sub-Franchisor is a master franchisee and is subject to the terms and conditions of a master franchise agreement ("Master Franchise Agreement") with **PLANET BEACH FRANCHISING CORPORATION** ("Franchisor").

3. Upon the expiration of the Master Franchise Agreement or the termination of the Master Franchise Agreement by Franchisor or Sub-Franchisor, Franchisor or its assignee shall be entitled (but shall have no obligation) to take any one or more of the following steps:

(a) Immediately terminate or rescind the Franchise Agreement and all other related agreements upon giving written notice to Franchisee of its intentions in this regard (whether or not it elects to terminate or rescind any or all of the other franchise agreements originally entered into by Sub-Franchisor);
(b) Require Franchisee to promptly execute a new franchise or area franchise agreement (and other agreements) with Franchisor, another master franchisee appointed by Franchisor or another entity altogether;
(c) Take an assignment of the Agreement (and other related agreements) with the Franchisee and in such event, Franchisee shall treat Franchisor as the successor franchisor to the Agreement upon being so notified by Franchisor and Franchisor shall succeed to all of Sub-Franchisor's rights in and to the Agreement and other agreements between Sub-Franchisor and Franchisee, including but not limited to rights to receive initial franchise fees, royalty, advertising contribution and/or other payments payable under the Agreement;
(d) Assume specific rights, obligations, duties and benefits of Sub-Franchisor in connection with the Master Franchise Agreement vis-à-vis the Franchisee at any time pursuant to the terms and conditions of Master Franchise Agreement,

and Franchisee hereby agrees and consents to Franchisor's decision in this regard.

4. Notwithstanding the foregoing, Franchisee acknowledges and agrees that Franchisor assumes no liability of Sub-Franchisor or otherwise with respect to or arising out of the Master Franchise Agreement up to the date that the said agreement is assumed by Franchisor (unless Franchisor otherwise elects to do so in writing).

[SIGNATURE PAGE FOLLOWS]

EXHIBIT "C"

ACKNOWLEDGEMENT OF SUB-FRANCHISOR RELATIONSHIP AND CONSENT TO ASSIGNMENT

FRANCHISEE:

_________________________ _________________________

Name Date

PLANET BEACH FRANCHISING CORPORATION:

Per:

_________________________ _________________________

A.S.O. Date

EXHIBIT "D"

CONFIDENTIALITY AGREEMENT

I, Michelle Blaney & Mark Blaney, in consideration of the approval by Planet Beach Franchising Corporation ("PBFC") to review certain confidential information including, without limitation, certain manuals and/or other information relating to the right to establish and operate and the right to sublicense to others, the right to establish and operate Planet Beach Franchised Businesses in the Province of Alberta (the "Territory") under the System and Marks ("Confidential Information"), before completing my contemplated purchase of such License, hereby agree to maintain the confidentiality of all such Confidential Information in recognition that such information is confidential and is divulged only to Planet Beach Master Franchisees. In the event that I am unable to consummate the contemplated purchase of the Planet Beach Master Franchise license or to otherwise become a Planet Beach franchisee, I shall not disclose any of this information to any other person. I further represent and warrant that I shall not use such information in any other capacity except as an authorized Planet Beach Master Franchisee. I hereby acknowledge that I shall not reproduce any of the Confidential Information being entrusted to me today, nor shall I make any oral or written notes regarding any of the information contained therein.

I acknowledge and agree that disclosure or unauthorized use of any of the Confidential Information presented to me is likely to cause PBFC immediate and irreparable harm, which is not compensable in money damages. I hereby consent, in the event of my unauthorized use or disclosure of such Confidential Information, to the entry of injunctive relief in favour of PBFC, including temporary restraining orders and preliminary injunctions, without the requirement of bond, under the usual equity rules.

I HAVE READ THE ABOVE CONFIDENTIALITY AGREEMENT AND UNDERSTAND ITS TERMS. I WOULD NOT SIGN ON THIS AGREEMENT IF I DID NOT UNDERSTAND IT AND AGREE TO BE BOUND BY ITS TERMS.

[signature] as director 651157854 AB Ltd Date: 27 November 2005

Mark F. Blaney Date: 27 November. 2005.

EXHIBIT "E"

GUARANTY

TO: PLANET BEACH FRANCHISING CORPORATION ("FRANCHISOR")

WHEREAS, a Master Franchise Agreement dated 27 Nov., 2005, has been entered into between Franchisor and 1157854 AB Ltd (" Master Franchisee") for the right to establish and operate and the right to sublicense to others, the right to establish and operate Franchised Businesses in the Province of Alberta (the "Territory") under the System and Marks; and

WHEREAS, the undersigned guarantor desires to guarantee the obligation of Master Franchisee to Franchisor;

NOW, THEREFORE, the parties hereto, intending to be legally bound, and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, do hereby agree as follows:

1. The Guarantor hereby guarantees the due and punctual payment of all amounts stated to be payable on the part of the Master Franchisee under the terms of the Master Franchise Agreement, and the prompt and complete performance of all of the terms, covenants, conditions and agreements contained on the part of the Master Franchisee pursuant to the Confidentiality and Non-Competition Agreement, the Master Franchise Agreement and any other agreement entered into by the Master Franchisee and Franchisor (collectively, the "Agreements").

2. The Guarantor further agrees to indemnify and hold harmless the Franchisor, its officers and directors from all losses, costs or damages arising out of any failure on the part of the Master Franchisee to pay the amounts referred to in Section 1 hereof or to perform any of the terms, covenants, conditions or agreements referred to in Section 1 hereof.

3. This guarantee is absolute and unconditional and applicable to all past and future indebtedness of the Master Franchisee without limit and however incurred and the Guarantor shall not be released, discharged, mitigated, impaired or affected by:

    a. Any settlements, extensions of time, indulgences or modifications which the Franchisor may extend to or make with the Master Franchisee or any co-surety in respect of any one or more of the provisions of any of the Agreements or any other agreement; or
    b. Any waiver by the Franchisor or of any failure or delay on the part of the Franchisor, to enforce any of the terms, covenants, conditions or provisions of any of the Agreements; or
    c. Any amendments or alterations to any of the Agreements and/or any of the covenants or terms thereof; or
    d. Any assignment of any of the Agreements by the Master Franchisee or Franchisor.

The Guarantor hereby expressly waives notice of the acceptance of this Guarantee and all notices of non-performance, non-payment, or non-observance on the part of the Master Franchisee of the terms, covenants,

conditions and provisions of any of the Agreements.

4. In the event of any default on the part of the Master Franchisee under any of the Agreements, the Franchisor shall not be required prior to enforcing this Guarantee to:

    a. Proceed against the Master Franchisee or pursue any rights or remedies with respect to any of the Agreements;
    b. Proceed against or exhaust any security of the Master Franchisee or any other person held by the Franchisor; or
    c. Pursue any other remedies whatsoever in the power of the Franchisor.

5. The Franchisor shall have the right to enforce this Guarantee and Indemnity regardless of the release and/or discharge of the Master Franchisee or of any other surety or of any other security held by the Franchisor or by others whether by agreement or by operation of law.

6. Without limiting the generality of the foregoing, the liability of the Guarantor under this Guarantee shall not be deemed to be waived, relapsed, discharged, or affected by any reason of the release or discharge of the Master Franchisee or any surety in any receivership, bankruptcy, winding-up, or other creditor's proceeding.

7. No action or proceeding brought or instituted pursuant to this Guarantee and no recovery or judgment in pursuance thereof, shall be a bar or defence to any further action or proceeding which may be brought under this Guarantee by reason of any further default or defaults under this Guarantee or in the performance and observance of the terms, conditions and provisions of any of the Agreements.

8. No modification of this Guarantee shall be effective unless it is in writing and signed by both the Guarantor and the Franchisor.

9. This Guarantee shall, without limiting the generality of the foregoing, bind the Guarantor in the same manner as though the Guarantor was the Master Franchisee named in the Agreements.

10. If two or more individuals execute this Guarantee as Guarantor, the liability of each such individual hereunder shall be joint and several.

11. This Guarantee shall remain in full force and effect for such period of time as the Agreements and any notation or renewal thereof remains in force and effect, and so long as any obligation thereunder remains outstanding and undischarged.

12. There are no representations, collateral agreements or conditions with respect to this Guarantee or affecting the liability of the Guarantor other than as contained herein.

13. The Guarantor shall be bound by any account settled between the Franchisor and the Master Franchisee and, if such account has not been so settled, any account stated by the Franchisor shall be accepted by the Guarantor as conclusive evidence of the amount which at the date of the account is due and owing by the Master Franchisee to the Franchisor.

14. Any notice which the Franchisor wishes to serve on the Guarantor shall be sufficiently given if served personally on the Guarantor or mailed by prepaid registered mail addressed to the Guarantor at the address indicated below and every such notice shall be deemed to have been given on the day it was personally served, or if mailed, on the third (3rd) business day following the day on which it was mailed. The Guarantor may designate, by notice in writing to the Franchisor, a substitute address for service. If two or more persons are named as Guarantor, any notice hereunder shall be deemed to have been given to all such persons as served personally or mailed in the foregoing manner to any one or more of such persons.

15. All of the terms, agreements and conditions of this Guarantee shall extend to and be binding upon the Guarantor and the Guarantor's heirs, executors, administrator, successors and assigns and shall enure to the benefit of and may be enforced by the Franchisor, its successors and assigns.

16. When used in this Guarantee, all words or expressions which are capitalized shall have the same meaning as given thereto in the Franchise Agreement.

17. The Guarantor represents, acknowledges and agrees that:

   a. He or she has obtained independent legal advice in connection with this Guarantee and as evidence of same, has obtained an executed copy of the Certificate of Independent Legal Advice from his/her solicitor in the form attached hereto as **Schedule "1"**;
   b. He or she has read this Guarantee in its entirety and has full knowledge of its contents;
   c. He or she understands his or her rights, duties and obligations and all of the terms, conditions and representations contained in the Guarantee and the consequences thereof;
   d. He or she is subjec6t to no compulsion or undue influence from the Franchisor; and
   e. H or she is signing this Guarantee freely, voluntarily and without constraint.

18. This Agreement shall be interpreted, construed and governed by the laws of the Province of Alberta and the laws of Canada applicable therein. However, if this Agreement concerns a Planet Beach Salon located in a Province other than Alberta and the laws of such Province require terms other than those or in addition to those contained herein, then this Agreement shall be modified so as to comply with the appropriate laws of such Province, but only to the extent necessary to prevent the invalidity of this Agreement or any provision hereof, the imposition of fines or penalties, or the creation of civil or criminal liability on account thereof. Any provision of this Agreement which may be determined by a court of competent authority to be prohibited or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of the prohibition or enforceability without invalidating the remaining provisions of this Agreement. Any prohibition against the enforceability of any provision of this Agreement in any jurisdiction, including Alberta, shall not invalidate the provision or render it unenforceable in any other jurisdiction. To the extent permitted by applicable law, the Guarantor(s) to this Agreement waive the provision of law which may render any provision of this Agreement prohibited or unenforceable in any respect.

Dated at 16:09 this 27 day of [illegible] 2005

GUARANTOR:
Per: ______________________

Name: Michelle Blaney
Date of Birth: 01 July 1976
Address: 8819-160 ave Edmonton, AB, T5Z-3J1

Per: ~~Mark T. Blaney~~
Name: ~~MARK BLANEY~~
Date of Birth: ~~28 JUNE 1962~~
Address: ~~8819-160 AVE Edmonton~~ Ab. T5Z-3J1

WITNESS:
Per: ______
Name: DAVID COLEY
Date of Birth: March 1/51
Address: 212 3122 Parsons Rd.
Edm Alta T6N1L6

GUARANTEES ACKNOWLEDGMENT ACT

CERTIFICATE OF NOTARY PUBLIC

I HEREBY CERTIFY THAT:

1. Michelle Blaney, Of the City of Edmonton, in the Province of Alberta, the Guarantor in the Guarantee and Indemnity Agreement dated the 27 day of March, 20 05, made by Michelle Blaney and ______________________________, which this certificate is attached to or noted upon, appeared in person before me and acknowledged that he had executed the Guarantee.

2. I satisfied myself by examination of him/her that he/she is aware of the contents of the Guarantee and understands it.

Given at the City of Edmonton, in the Province of Alberta, this 27 day of March, 20 05 ___.

____
A Notary Public in the Province of Alberta

DAVID COLEY
BARRISTER & SOLICITOR

STATEMENT OF GUARANTOR

I am the person named in this Certificate

____
A Notary Public in the Province of Alberta

SCHEDULE "1"
(SCHEDULE TO THE GUARANTY)

CERTIFICATE OF INDEPENDENT LEGAL ADVICE

TO: PLANET BEACH FRANCHISING CORPORATION ("FRANCHISOR")

I certify that I have been consulted by ______________________________, husband/wife (or spouse) of ____________________, as to the advisability of him/her executing and delivering to you a Guarantee an Indemnity Agreement relating to the granting of a Master Franchisee License for the right to establish and operate and the right to sublicense to others, the right to establish and operate Franchised Businesses in the Province of Alberta. I further certify that I am not acting in any way on behalf of Mr./Mrs. ____________________ and have been consulted by and have advised his/her wife/husband independently of him/her; that I have fully explained to him/her all of the circumstances with respect to the Guarantee and Indemnity Agreement and the nature of effect thereof and the consequences which may result from his/her execution and delivery thereof; he/she has indicated to me that he/she fully understands the nature and effect of and voluntarily and freely desires to execute the Guaranty and Indemnity Agreement; I believe that he/she is doing so with a full understanding of the nature and effect thereof and without any pressure or influence from his/her wife/husband or otherwise.

DATED at ______________, this ______ day of __________, 20 ____.

____

Solicitor:
Telephone:

EXHIBIT "F"

OWNERSHIP INTERESTS

S:\Planet Beach\Agreements\PB Master Franchise Agreement - Nov 8, 05 - clean.doc